UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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MASCO CORPORATION
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MASCO

2026 ANNUAL MEETING OF STOCKHOLDERS NOTICE AND PROXY STATEMENT

MASCO 2026 | A LETTER FROM THE CHAIR OF OUR BOARD

April 10, 2026	Masco Corporation
17450 College Parkway
Livonia, MI 48152
313-274-7400
www.masco.com

Dear Masco Shareholders:

In 2025, Masco demonstrated disciplined execution as we advanced our strategic priorities and delivered solid financial performance. We navigated a dynamic geopolitical and macroeconomic environment and took decisive actions to prioritize growth initiatives, while generating solid adjusted operating margins and earnings per share. We continued to return capital to shareholders, including our 13th consecutive annual dividend increase announced in early 2026.

Central to our 2025 performance was our focus on innovation and the operational excellence of our approximately 18,000 employees across the globe. We are grateful for their dedication and resilience.

Our Board of Directors remained actively engaged in overseeing strategy, capital allocation and risk management throughout the year. We believe our focused portfolio of industry-leading brands and strong financial position provide a solid foundation for continued long-term value creation.

Focused on Growth and Innovation

During 2025, under the leadership of President and Chief Executive Officer, Jon Nudi, we announced a newly established Executive Committee with dual corporate and business unit representation to leverage our strengths as an enterprise, accelerate the execution of our growth strategy, drive agility and unlock value creation across our portfolio.

Building on this momentum, Jon is prioritizing innovation, brand building, enhancing digital marketing capabilities and advancing e-commerce strategies. We are confident this focus will drive growth as consumers increasingly engage across digital channels and expect greater speed, convenience and deeper knowledge of product and brand benefits.

A LETTER FROM THE CHAIR OF OUR BOARD | MASCO 2026

Ongoing Board Refreshment

We remain committed to Board refreshment, ensuring the Board’s collective expertise and perspectives remain closely aligned with our strategic objectives and sustained emphasis on growth and digital innovation. As part of these efforts, we welcomed Gary A. Coombe, Chief Executive Officer—Grooming for The Procter and Gamble Company, to the Board effective January 1, 2026.

Gary brings extensive global leadership experience, including expertise in brand building, product innovation and digital strategy. His experience leading large-scale international businesses strengthens the Board’s oversight of Masco’s strategic evolution.

On behalf of the entire Board, thank you for your support and investment in Masco. We invite you to attend Masco Corporation’s Annual Meeting of Stockholders, which will be held virtually at 8:30 a.m. Eastern Time on May 8, 2026.

Sincerely, Lisa A. Payne Chair of the Board

THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE BEING MAILED OR OTHERWISE MADE AVAILABLE TO SHAREHOLDERS ON OR ABOUT APRIL 10, 2026.

MASCO 2026 | NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MASCO CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2026 Annual Meeting of Stockholders will be held virtually through an audio-only webcast on May 8, 2026 at 8:30 a.m. Eastern Time. You will not be able to attend the meeting in person. Stockholders of record at the close of business on March 13, 2026 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting by internet or by telephone, or, if you have received a mail copy of this proxy statement, by completing, signing, dating and returning your proxy card in the enclosed postage prepaid envelope. Instructions for each of these methods and the control number that you will need to vote are provided on the proxy card. You may withdraw your proxy before it is exercised by following the directions in the proxy statement. Alternatively, you may vote during the meeting.

By Order of the Board of Directors,

Kenneth G. Cole

Vice President, General Counsel and Secretary

Annual Meeting Information:
Date:	May 8, 2026
Time:	8:30 a.m. Eastern Time
Place:	Virtual Only Meeting at: www.virtualshareholdermeeting.com/MAS2026

Annual Meeting Items of Business

1.   To elect directors Gary A. Coombe, Aine L. Denari, Christopher A. O’Herlihy and Charles K. Stevens

2.   To consider and act upon a proposal to approve the compensation paid, on an advisory basis, to our named executive officers

3.   To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for 2026

4. - 6.  To consider and act upon management proposals to amend certain provisions of our Certificate of Incorporation

7.   To consider and act upon a stockholder proposal entitled, “Proposal 7-Give Shareholders an Ability to Call for a Special Shareholder Meeting”

8.   To transact such other business as may properly come before the meeting

The Company Recommends That You Vote As Follows:

•

FOR each director nominee

•

FOR the approval of the compensation paid to our named executive officers

•

FOR the selection of PricewaterhouseCoopers LLP as our independent auditors for 2026

•

FOR proposals 4, 5 and 6

•

AGAINST the stockholder proposal

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS | MASCO 2026

Participating In Our Annual Meeting:

Online access to our virtual Annual Meeting will open at approximately 8:15 a.m. Eastern Time on May 8, 2026 at www.virtualshareholdermeeting.com/MAS2026. To access the meeting, vote and ask questions, you will need to have a valid control number. Your control number can be found on your proxy card or voting instruction form. If you encounter any difficulties accessing the meeting during the check-in time or during the meeting, technical support will be available to you through the meeting website. Please refer to the “2026 Annual Meeting of Stockholders” section below for further details regarding our Annual Meeting.

Questions may be submitted during the Annual Meeting by following the instructions available on the meeting website. We will answer as many stockholder questions as time permits. However, we may not respond to questions that we believe are not pertinent to the business of the meeting. Single responses to a group of substantially similar questions may be provided to avoid repetition. We ask that attendees please help us keep the proceedings orderly and follow the Annual Meeting rules of conduct that will be posted on the meeting website.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2026: THIS PROXY STATEMENT AND THE MASCO CORPORATION 2025 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES THE COMPANY’S ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT:

https://www.ezodproxy.com/masco/2026

THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT CHARGE, UPON A STOCKHOLDER’S WRITTEN REQUEST TO: INVESTOR RELATIONS, MASCO CORPORATION, 17450 COLLEGE PARKWAY, LIVONIA, MICHIGAN 48152.

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2026 PROXY STATEMENT SUMMARY | MASCO 2026

2026 PROXY

STATEMENT SUMMARY

In 2025, despite a dynamic geopolitical and macroeconomic environment that impacted our sales and operating margin, we were able to generate solid profitability. We continued to leverage our industry-leading brands to deliver new product innovations, sharpened our focus on taking actions to drive accelerated growth and deployed our capital allocation strategy to return value to our shareholders.

OUR FINANCIAL PERFORMANCE

OUR BOARD AT-A-GLANCE

Range Of Director Tenure

The balanced tenure of our Board provides us with both fresh perspectives and deep Company and industry knowledge.

UPDATES TO OUR COMPENSATION PROGRAM

In 2025, our Compensation Committee made a modification to our executive compensation program to ensure that our program remains competitive, aligns with market practice and incentivizes our executive officers to drive long-term shareholder value. Beginning with the 2025 performance year, our annual grant of restricted stock units to our executive officers is a time-based award that is forward-looking, meaning that it rewards stock price appreciation and continuous service during the vesting period, rather than a backward-looking award that is granted following the achievement of specified performance goals.

OUR COMMITMENT TO SHAREHOLDER ENGAGEMENT

Our Board of Directors believes it is important to consider feedback from our shareholders when considering our corporate governance structure and governance practices, our executive compensation programs and our sustainability initiatives. In 2025, we continued our robust shareholder engagement program. In both the spring and the fall, we requested the opportunity to engage with shareholders holding approximately 45% of our outstanding shares. Of the shareholders with which we engaged, we discussed our Board’s CEO succession process that led to the appointment of Jonathon Nudi as our new CEO in 2025, corporate governance matters, sustainability matters, and answered questions from our shareholders.

Following our shareholder engagement, we discuss the shareholder feedback we receive with our Compensation and Talent Committee (“Compensation Committee”) and Corporate Governance and Nominating Committee (“Governance Committee”).

MASCO 2026 | TABLE OF CONTENTS

TABLE OF CONTENTS | MASCO 2026

PART III—COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table	37
Grants of Plan-Based Awards	40
Outstanding Equity Awards at Fiscal Year-End	42
Option Exercises and Stock Vested	44
Retirement Plans	44
Payment Upon Change in Control, Retirement, Termination, Disability or Death	47
CEO Pay Ratio	50
Pay Versus Performance	50

PART IV—AUDIT MATTERS
Audit Committee Report	55
PricewaterhouseCoopers LLP Fees	56
Audit Committee Pre-Approval Policies and Procedures	56
Proposal 3: Ratification of Selection of Independent Auditors	57

PART V—EXECUTIVE OFFICERS AND BENEFICIAL OWNERSHIP
Executive Officers	58
Security Ownership of Management and Certain Beneficial Owners	59
Insider Trading Policies and Procedures	60

Part VI—OTHER PROPOSALS
Proposal 4: Management proposal to approve the amendment of the Company Charter to limit liability of certain officers as permitted by law	61
Proposal 5: Management proposal to approve the amendment of the Company Charter to move the advance notice provisions for stockholder nominations to the Company’s Bylaws and amend the advance notice provisions	63
Proposal 6: Management proposal to approve the amendment of the Company Charter to enable adoption of shareholders’ right to call special meetings of shareholders	65
Proposal 7: Stockholder proposal—Give shareholders an ability to call for a special shareholder meeting	67

PART VII—GENERAL INFORMATION
2026 Annual Meeting of Stockholders	70
Who is entitled to vote at the Annual Meeting?	70
What is the difference between holding shares as a record holder and as a beneficial owner?	70
What is a broker non-vote?	70
How are abstentions and broker non-votes treated?	71
What constitutes a quorum?	71
How can I submit my vote?	71
How many votes are needed for each proposal to pass?	71
Is my proxy revocable?	72
Who is paying for the expenses involved in preparing and mailing this proxy statement?	72
What happens if additional matters are presented at the Annual Meeting?	72
What is “householding” and how does it affect me?	72
Our Website	72
2027 Annual Meeting of Stockholders	73
Other Matters	74
APPENDIX
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

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PART I — CORPORATE GOVERNANCE | MASCO 2026

CORPORATE GOVERNANCE

This section of our proxy statement provides information on the qualifications, skills and experience of our director nominees for our 2026 Annual Meeting and incumbent directors, the structure and responsibilities of our Board and its Committees, our Board’s self-evaluation and risk oversight processes, and other important corporate governance matters.

DIRECTORS AND DIRECTOR NOMINEES

Our Board is currently comprised of ten directors, nine of whom are independent directors. Our Board is committed to ensuring that it is comprised of directors who possess a wide array of skills and experience to provide a strong source of strategic and risk oversight, advice, and guidance to our management team.

The following matrix reflects the mix of skills and experience that we believe are most relevant to our Company and are most important in advancing our current strategic priorities. The skills and experience identified for each director are those we believe are key and unique to each director’s contribution to our Board, and the matrix demonstrates that we have the appropriate balance of skills and experience on our Board to support our strategic priorities. This matrix is not meant to encompass or reflect all of the skills and experience possessed by each director. See the following pages for a full biography of each of our directors.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

	Alexander	Coombe	Denari	Ffolkes	Nudi	O’Herlihy	Payne	Plant	Reddy	Stevens

Business Operations & Leadership Executive leadership experience at a large organization, including current or former service as a public company officer.

M&A Experience executing significant acquisitions and other organizational transactions to drive growth and advance long-term strategic plans

Risk Management Experience effectively prioritizing and managing broad enterprise risks as well as anticipating and identifying emerging risks relevant to the business

Finance & Accounting Experience with complex financial transactions and in driving capital allocation strategy, as well as a deep understanding of financial reporting and controls

Product Innovation Experience driving market share growth through the successful execution of new product development initiatives

International Business Leadership and oversight experience with multinational companies in global markets, with a deep knowledge of global industry dynamics and risks

Manufacturing Expertise in managing and overseeing complex manufacturing operations, including knowledge of production processes, industry standards and safety protocols

Marketing & Brand Management Expertise in the marketing and sales of industry-leading consumer products with a deep expertise in strengthening brand reputation

Talent Management Expertise in the execution of talent management strategies and initiatives, including those focused on key employee development and retention, and succession planning

PART I — CORPORATE GOVERNANCE | MASCO 2026

DIRECTOR NOMINEES (if elected, term will expire at our Annual Meeting in 2027)

Gary A. Coombe Age: 62 Director Since: 2026 Independent Board Committees: • Audit • Governance

Position: Chief Executive Officer – Grooming, The Procter and Gamble Company, a multinational consumer goods company, since 2018

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive experience obtained in leadership and strategic insight and execution, including through the oversight of one-third of P&G’s global workforce and a quarter of P&G’s sales and profit

•

Product Innovation: Extensive perspectives developed through the oversight of global innovation and R&D for multiple billion-dollar brands

•

International Business: In-depth knowledge and cultural experience gained while serving in several leadership positions in Europe and the U.S., including leading the global executive team of the largest grooming and personal care business in the world

•

Marketing and Brand Management: Significant experience in brand-building through the oversight of industry-acclaimed marketing campaigns and the creation of an omnichannel business focusing on e-commerce and digital strategy

Business Experience:

•  The Procter and Gamble Company:

•

President, Europe (2014-2018)

•

Senior Vice President – Europe, Middle East and Africa, Home Care Business (2010-2014)

•

Senior Vice President, Global New Business Development and Ventures (2006-2010)

•

For 40 years, served in various positions of increasing responsibility, including in several leadership positions in Europe

Aine L. Denari Age: 53 Director Since: 2022 Independent Board Committees: • Audit • Governance

Position: Executive Vice President and President of Navico Group and Chief Technology Officer of Brunswick Corporation, a manufacturer of marine products, since 2024

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive business and strategic experience acquired serving in a variety of executive management positions, including her current role, and in prior roles within the automotive and industrial industries and at major global consulting firms

•

M&A: Deep experience developed while at ZF, where she was responsible for the integration between ZF and TRW, including the strategy and implementation of all functions, businesses, systems and processes

•

Product Innovation: Expertise gained in her current role, where she is responsible for the oversight of technology strategy and advanced development activities, including artificial intelligence activities, for Brunswick’s entire portfolio, and in her former roles developing and implementing end-to-end technology solutions and overseeing the development of Advanced Driver Assist Systems/Automated Driving

•

Marketing and Brand Management: Significant experience gained in her current role where she is responsible for 23 marine brands, which comprise the most comprehensive bow-stern portfolio offering in the world

Business Experience:

•  Executive Vice President and President of Brunswick Boat Group, Brunswick Corporation (2020-2024)

•  ZF AG:

•

Senior Vice President and General Manager, Advanced Driver Assist Systems/Automated Driving (2017-2020)

•

Chief Integration Management Officer & Head of Strategic Performance Management Office (2015-2017)

•

Senior Vice President, Product Planning and Business Development (2014-2017)

•  Director, Strategy & Analytics, Ingersoll Rand Inc (2010-2014)

•  Engagement Manager, McKinsey & Company (2006-2010)

•  Management Consultant / Case Team Leader, Bain & Company (2003-2006)

•  Served in various engineering roles, including research, product planning and development and program management at Ford Motor Company (1996-2002)

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Christopher A. O’Herlihy Age: 62 Director Since: 2013 Independent Board Committees: • Compensation • Governance

Position: President and Chief Executive Officer, Illinois Tool Works Inc., a global diversified industrial manufacturer of specialized industrial equipment, consumables, and related service businesses, since 2024

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive experience acquired in his executive positions, through which he has acquired deep knowledge and experience in all aspects of business operations, including strategy development, product development, emerging markets and financial performance and structure

•

International Business: Significant expertise acquired while overseeing business operations in Europe, South America and Asia

•

Manufacturing: In-depth understanding of complex manufacturing operations gained during his more than 30 years with Illinois Tool Works

•

Talent Management: Significant experience gained in leading and developing high-performing and key talent, including executive-level talent, through his over ten years serving in executive leadership positions

Business Experience:

•  Illinois Tool Works Inc.:

•

Vice Chair (2015-2023)

•

Executive Vice President, with worldwide responsibility for Illinois Tool Works’ Food Equipment Group (2010-2015)

•

Group President – Food Equipment Group Worldwide (2010)

•

Group President – Food Equipment Group International (2009-2010)

•

For almost 30 years, served in various positions of increasing responsibility, including as Group President of the Polymers and Fluids Group

Other Public Company Boards:

•

Illinois Tool Works (since 2024)

Charles K. Stevens, III Age: 66 Director Since: 2018 Independent Board Committees: • Audit (Chair) • Compensation

Position: Retired Executive Vice President and Chief Financial Officer, General Motors Company

Relevant Skills and Experience:

•

Business Operations and Leadership: Significant experience gained in his over 40 years with GM serving in leadership roles with oversight of financial and accounting operations, through which he developed and executed business strategies to drive profitable growth

•

Risk Management: Strong analytic, strategic and financial skills and expertise developed through his extensive career at GM, which provides valuable perspectives and experience in performing risk evaluation, management and mitigation

•

Finance and Accounting: Extensive expertise developed over his time at GM serving in senior leadership roles with responsibility for overseeing all financial and accounting functions, resulting in a valuable understanding of finance, financial operations, international financial matters and investor relations

•

International Business: In-depth knowledge gained while serving for over 15 years in leadership positions in South America, Mexico and the Asia Pacific region, including China, Singapore, Indonesia and Thailand

Business Experience:

•  General Motors Company, a global automotive company (1978 – 2019):

•

Advisor (2018-2019)

•

Executive Vice President and Chief Financial Officer (2014-2018)

•

Chief Financial Officer, GM North America (2010-2014)

•

Interim Chief Financial Officer, GM South America (2011-2013)

•

Chief Financial Officer, GM de Mexico (2008-2010)

•

Chief Financial Officer, GM Canada (2006-2008)

•

Held various positions of increasing responsibility, including several leadership positions with GM’s Asia Pacific region including China, Singapore, Indonesia and Thailand

Other Public Company Boards:

•

Genuine Parts Company (since 2024)

•

Flex, Ltd. (since 2018)

•

Eastman Chemical Company (2022-2024)

•

Tenneco Inc. (2020-2022)

PART I — CORPORATE GOVERNANCE | MASCO 2026

CLASS III DIRECTORS (term expiring at our Annual Meeting in 2027)

Mark R. Alexander Age: 61 Director Since: 2014 Independent Board Committees: • Compensation (Chair)

Position: Chief Executive Officer, Icelandic Provisions, Inc., a provider of Icelandic dairy products, since 2019

Relevant Skills and Experience:

•

Business Operations and Leadership: Strong experience in leadership and the successful execution of business growth strategy developed through his current experience as a CEO and as the former President of Campbell Soup Company’s largest division

•

International Business: Significant experience gained through his nearly 35-year career serving in various marketing, sales and management roles in the United States, Canada, Europe and Asia

•

Product Innovation: Deep expertise gained through his management responsibilities, including investing in brand-building, innovation and distribution

•

Marketing and Brand Management: Extensive experience with consumer-branded products, and a significant background in marketing and customer relations in his various roles

Business Experience:

•  Campbell Soup Company:

•

Senior Vice President (2009-2018)

•

President of Americas Simple Meals and Beverages (2015-2018)

•

President of Campbell North America (2012-2015), Campbell International (2010-2012) and Asia Pacific (2006-2009)

•

Chief Customer Officer and President—North America Baking & Snacking (2009-2010)

•

Served in various marketing, sales and management roles in the United States, Canada, Europe and Asia since 1989

Marie A. Ffolkes Age: 54 Director Since: 2017 Independent Board Committees: • Governance (Chair)

Position: Managing Partner, GenNx360 Capital Partners, a private equity firm focused on investing in industrial and business services companies, since 2023

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive experience acquired in developing and leading strategy implementation and driving operational profitability, as well as significant leadership experience

•

International Business: Global and cultural experience developed serving in leadership positions in China, South Korea, Brazil, Japan and Europe

•

Manufacturing: Significant experience with global manufacturing operations across multiple industrial sectors

•

Talent Management: Significant human capital experience gained in leadership roles of increasing responsibility across many industries and geographies

Business Experience:

•  Founder and CEO, Axxelist, LLC, a private technology real estate company (since 2021)

•  Chief Executive Officer, TriMark USA, LLC (2020-2021)

•  President, Industrial Gases, Americas of Air Products & Chemicals, Inc. (2015-2020)

•  Tenneco:

•

Global Vice President and General Manager, Ride Performance Group (2013-2015)

•

Vice President and General Manager, Global Elastomers (2011-2013)

•  Johnson Controls International plc (formerly, Johnson Controls):

•

Vice President & General Manager South America Region, Automotive Group (2010-2011)

•

Vice President and General Manager, Hyundai-Kia Customer Business Unit (2008-2010)

•

Global Vice President, Japan (2006-2008)

Other Public Company Boards:

•

Valero Energy Corporation (since 2022)

MASCO 2026 | PART I — CORPORATE GOVERNANCE

John C. Plant Age: 72 Director Since: 2012 Independent Board Committees: • Audit • Governance

Position: Chair of the Board and Chief Executive Officer, Howmet Aerospace Inc., a global supplier of engineered metal products, since 2020

Relevant Skills and Experience:

•

Business Operations and Leadership: In-depth knowledge gained throughout his over three decades of executive leadership with experience in successfully leading businesses through periods of downturns as well as periods of growth and market development

•

M&A: Deep expertise gained through various roles, including leading the separation of Arconic Inc. into two independent, publicly traded companies – Howmet Aerospace Inc. and Arconic Corporation

•

Finance and Accounting: A strong background in finance through various roles, including key finance and operations positions

•

Manufacturing: Substantial expertise developed during his more than 20 combined years of global experience in manufacturing and engineered solutions at industrial companies

Business Experience:

•  Chief Executive Officer (2019-2020) and Chair of the Board (2017-2020), Arconic Inc.

•  TRW Automotive Holdings Corp.:

•

Chair of the Board (2011-2015)

•

President and Chief Executive Officer and Director (2003-2015)

•  Co-member of the Chief Executive Office of TRW Inc. and the President and Chief Executive Officer of the automotive business of TRW Inc. (2001-2003)

Other Public Company Boards:

•

Howmet Aerospace Inc. (since 2020)

•

Jabil Inc. (since 2016)

Memberships in Other Organizations:

•

Director Emeritus, Automotive Safety Council

•

Director, Gates Industrial Corporation plc, a privately-held manufacturer of casters and wheels (2017-2019)

PART I — CORPORATE GOVERNANCE | MASCO 2026

CLASS I DIRECTORS (term expiring at our Annual Meeting in 2028)

Jonathon J. Nudi Age: 55 Director Since: 2023 Not Independent Board Committees: • None

Position: Our President and Chief Executive Officer, since 2025

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive strategic and operational experience developed through serving in a variety of leadership positions, including driving profitable growth through organizational transformation and capability building

•

Marketing and Brand Management: Significant experience with consumer-branded products developed through his 30 years of experience with General Mills, including various positions of increasing responsibility in marketing and sales

•

International Business: Complex international experience gained through serving in a variety of positions in Europe, and leading segments that service consumers and customers in Asia, Australia, Europe, and Latin America

•

Product Innovation: Deep perspectives developed over his career, including responsibility for product development and a focus on consumer-first design process and product improvements

Business Experience:

•  General Mills, Inc.:

•

Group President, Pet, International and North America Foodservice (2024-2025)

•

Group President, North American Retail (2016-2023)

•

President, Europe and Australasia Region (2014-2016)

•

President, Snacks Division (2010-2014)

•

Vice President Marketing, Business Unit Director, Green Giant/SGC (2007-2010)

Memberships in Other Organizations:

•

Board of Governors, First Tee, a charitable organization

Lisa A. Payne Age: 67 Director Since: 2006 Independent Board Committees: • None

Position: Independent Chair of our Board, since 2021

Relevant Skills and Experience:

•

Business Operations and Leadership: Deep understanding of growth strategy and extensive experience in real estate investment, development and acquisition, as well as extensive experience in senior level and C-Suite roles

•

M&A: Significant experience developed during her 10 years as an investment banker, focused on acquisition and development financing and merger and acquisition advisory services

•

Risk Management: In-depth expertise gained through her finance-focused career, including in her prior role as CFO in which she gained deep understanding of macroeconomic risks that may impact business

•

Finance and Accounting: Substantial financial, accounting and corporate finance expertise gained through her experience as CFO and as an investment banker

Business Experience:

•  President, Soave Real Estate Group, a privately held diversified management and investment company (2016-2017)

•  Taubman Centers, Inc.:

•

Vice Chair (2005-2016)

•

Chief Financial Officer (2005-2015)

•

Executive Vice President and Chief Financial and Administrative Officer (1997- 2005)

•  Investment banker, Goldman, Sachs & Co. (1987-1997)

Other Public Company Boards:

•

Rockwell Automation, Inc. (since 2015)

•

J.C. Penney Company (2016-2020)

•

Taubman Centers, Inc. (1997-2016)

Memberships in Other Organizations:

•

Chair of the Board, Soave Enterprises, LLC, a privately held diversified management and investment company (2016-2017)

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Sandeep Reddy Age: 55 Director Since: 2023 Independent Board Committees: • Audit • Compensation

Position: Executive Vice President – Chief Financial Officer, Domino’s Pizza, Inc., since 2022

Relevant Skills and Experience:

•

Business Operations and Leadership: Extensive experience gained over his almost 30 years serving in leadership roles at global consumer-facing businesses, including in business strategy development and through the oversight of international supply chain operations

•

Finance and Accounting: Significant expertise developed in numerous CFO roles with oversight of all financial operations and functions, including his current role where he is responsible for financial strategy and operations, including financial planning, treasury, financial reporting, tax, accounting and investor relations

•

International Business: Extensive experience in international business operations acquired while holding leadership positions for operations based in Europe and India

•

Risk Management: Expertise gained while serving in CFO roles with responsibility for risk oversight and, in his current role, responsibility for leading Domino’s environmental, social and governance efforts

Business Experience:

•  Executive Vice President and Chief Financial Officer, Six Flags Entertainment Corporation (2020-2022)

•  Guess?, Inc.:

•

Chief Financial Officer (2013-2019)

•

Vice President and European Chief Financial Officer (2010-2013)

•  Served in various positions of increasing responsibility for Mattel, Inc., ultimately serving as Vice President of Finance and Supply Chain for France, Spain, Portugal and Italy (1997-2010)

PART I — CORPORATE GOVERNANCE | MASCO 2026

BOARD OF DIRECTORS

Our Board of Directors is committed to maintaining our high standards of ethical business conduct and corporate governance principles and practices.

Board Structure

Our Board of Directors is currently comprised of ten directors and has historically been divided into three classes, with each class having a term of three years and the term of office of one class expiring each year. In 2025, we amended our Certificate of Incorporation to phase-out the classification of our Board over three years. Beginning at our 2026 Annual Meeting of Stockholders, each director elected will serve a term of one year that will expire at our next annual meeting. Each director will then hold office until his or her term expires and until his or her successor is elected and is qualified, subject, however, to prior death, resignation, retirement or removal from office.

Board Leadership

Lisa Payne was appointed as Chair of our Board in 2021. Ms. Payne has served on our Board since 2006, including as the Chair of our Audit Committee from 2015-2021 and as the Chair of our Governance Committee from 2021-2022.

Effective Oversight of our Company

The responsibilities, among others, of the independent Chair of our Board include:

•	presiding at Board meetings and at executive sessions of the independent directors;

•	communicating with our CEO to provide guidance and advice as well as feedback following executive sessions of our independent directors;

•	discussing with management and approving our Board’s meeting agendas and assuring that there is sufficient time for discussion of all agenda items;

•	in preparation for Board meetings, consulting with management on information to be provided to our Board;

•	overseeing our Board’s annual review of our strategic plan and its execution; and

•	calling meetings of our independent directors, as necessary.

Separation of our Chair of the Board and CEO Roles

Our Board believes that its current leadership structure is in the best interests of the Company and our shareholders at this time; however, our Board does not have a policy with respect to the separation of the roles of Chair of the Board and CEO. Our Board believes that this matter should be discussed and determined by our Board from time to time, based on all of the then-current facts and circumstances. If the roles of Chair of our Board and CEO are combined in the future, then a majority of our independent directors will elect a Lead Independent Director for a renewable one-year term.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors qualify as “independent” under the requirements of applicable law and the New York Stock Exchange’s listing standards.

Director Independence Standards

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has adopted standards to assist it in making a determination of independence for directors. These standards are posted on our website at www.masco.com.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Assessment of our Directors’ Independence

Our Board determined that nine of our ten directors are independent. As an employee, Mr. Nudi, our President and CEO, is not an independent director.

In making its independence determinations, our Board reviewed all transactions, relationships and arrangements for the last three fiscal years involving each non-employee director and the Company.

•

In evaluating Aine Denari’s independence, our Board considered our purchases from her employer, Brunswick Corporation and its subsidiaries. In 2025, the aggregate amount of our purchases was approximately $16,000. Brunswick Corporation has reported revenue of $5.4 billion in 2025. Our Board does not believe that Ms. Denari has a material interest in these transactions.

•

In evaluating Christopher O’Herlihy’s independence, our Board considered purchases and sales between us and his employer, Illinois Tool Works Inc. and its subsidiaries. In 2025, the aggregate amount of our purchases was approximately $34,000 and the aggregate amount of our sales was approximately $12,000. Illinois Tool Works, Inc. has reported revenue of $16.0 billion in 2025. Our Board does not believe that Mr. O’Herlihy has a material interest in these transactions.

•

In evaluating Sandeep Reddy’s independence, our Board considered our purchases of goods from his employer, Domino’s Pizza, Inc. and/or its franchises. In 2025, the aggregate amount of our purchases was approximately $15,000. Domino’s Pizza, Inc. has reported revenue of $4.9 billion in 2025. Our Board does not believe that Mr. Reddy has a material interest in these transactions.

We did not make any discretionary charitable contributions exceeding the greater of $1 million or 2% of the revenues of any charitable organization in which any of our directors, or an immediate family member of any of our directors, was an executive officer and actively involved in the day-to-day operations.

Committee Member Independence Assessment

Each member of our Audit Committee, Compensation Committee and Governance Committee is qualified as independent under the requirements of applicable law and the New York Stock Exchange’s listing standards.

Board Membership and Composition

Board Membership

Our Governance Committee believes that directors should possess exemplary personal and professional reputations, reflecting high ethical standards and values. The expertise and experience of directors should provide a source of strategic and risk oversight, advice and guidance to our management. A director’s judgment should demonstrate an inquisitive and independent perspective with intelligence and practical wisdom. Directors should be free of any significant business relationships which would result in a potential conflict in judgment between our interests and the interests of those with whom we do business.

Our Governance Committee also considers additional criteria adopted by our Board for director nominees and the independence, financial literacy and financial expertise standards required by applicable law and by the New York Stock Exchange.

Board Composition

As part of its assessment of board composition and evaluation of potential director candidates, our Governance Committee considers whether our directors hold a range of viewpoints, professional experiences, education and other skills and attributes that are necessary to enhance our Board’s effectiveness. Neither our Board nor our Governance Committee has adopted a formal Board diversity policy.

Director Candidate Recommendations

The Governance Committee uses a number of sources to identify and evaluate director nominees. It is the Governance Committee’s policy to consider director candidates recommended by shareholders. All Board

PART I — CORPORATE GOVERNANCE | MASCO 2026

candidates, including those recommended by shareholders, are evaluated against the criteria described above. Shareholders wishing to have the Governance Committee consider a candidate should submit the candidate’s name and pertinent background information to our Secretary at the address stated below in “Communications with our Board.” Shareholders who wish to nominate director candidates for election to our Board should follow the procedures set forth in our Certificate of Incorporation and Bylaws.

Board Refreshment

In response to the retirement of two of our directors in 2025, our Board completed a director skill-set analysis to provide our Governance Committee insight into our Board’s composition. Our Governance Committee uses this information to evaluate the skills and experience represented on our Board and to identify anticipated skills and experience that would be valuable to our Board in the future to best support our Company’s strategic objectives.

Our Governance Committee engaged a third-party director recruitment firm to assist it with a director candidate search that resulted in our Board’s appointment of a new independent director, Gary Coombe, effective January 1, 2026. Mr. Coombe is the Chief Executive Officer—Grooming for The Procter and Gamble Company. He brings to our Board extensive experience and valuable perspectives on strategic execution, international business operations, product innovation and marketing and brand management.

In addition, in 2025, following our Governance Committee’s review of Committee Chair assignments, our Board appointed Mark Alexander to be the new Chair of our Compensation Committee. Mr. Alexander has served on our Board since 2014 and has served as a member of each of our Audit, Compensation and Governance Committees.

Board and Board Committee Self-Evaluation Process

Our Governance Committee is responsible for the oversight of our Board’s and each Board Committee’s self-evaluation process, including establishing evaluation criteria for the Board and Board Committees and reporting to the Board on the process and results of the Board self-evaluation and any recommendations for proposed changes to Board policies or practices. Our standard self-evaluation process includes the following components:

Survey

A confidential self-evaluation survey to assess our Board’s performance. The directors provide feedback on:

•	The responsibilities of the Board, including the effectiveness of the Board’s oversight of strategy and risk;

•	Board and Committee structure and composition;

•	Board meetings; and

•	Board engagement with management.

Periodically, our directors also undertake a board planning review and conduct a director skills and experience assessment, which facilitate both the Board’s understanding of its current composition and director succession planning in order to ensure our Board’s future composition is best able to support our company’s strategic objectives.

Individual Director Discussions

Our Board Chair and Governance Committee Chair review a summary of the self-evaluation results. Each then conducts one-on-one discussions with our directors to discuss feedback on the topics included in the self-evaluation survey and to engage in in-depth discussions regarding the functions of the Board.

Review and Discussion by the Board

Our Board discusses the self-evaluation results, including feedback from the individual director discussions with our Board Chair and Governance Committee Chair, and considers opportunities for enhancements and recommendations.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Consideration of Feedback

Director feedback is considered by the Board and the Committees, and Board and Committee policies and practices are updated as appropriate.

Committee Self-Evaluation Discussions

Each of our Board Committees engages in a Committee self-evaluation during executive session. Our Committee self-evaluation process facilitates robust and candid discussion among Committee members on the topics of Committee structure, composition and meetings, the effectiveness of the Committee’s oversight over the matters for which it has responsibility and the adequacy of the resources provided to the Committee, including third-party advisors.

In 2025, our Governance Committee engaged in preparations for a third-party facilitated Board self-evaluation process that will commence in 2026.

Risk Oversight

Our Board has a thorough approach to the oversight of our risk management practices, both directly and through its Committees. Our Board reviews and discusses with management comprehensive analyses describing the material risks facing us and the actions we are taking to mitigate these risks. Management provides updates regarding these risks and mitigation activities to the Board and Board Committees throughout the year, as necessary. Our Board’s key risk oversight activities include:

Strategic risk oversight:

Each year our Board holds a strategy session in which management and our directors discuss how we are executing our current strategic objectives and developing our long-term strategy. The Board’s recent strategy session included discussions regarding our growth strategy and growth initiatives, which included discussions with the General Managers of our largest businesses, our portfolio management strategy and our capital allocation strategy. The session also included a discussion with an investment banking firm to provide our directors with an external perspective of us, investor perceptions of us and macroeconomic factors that may impact us. To inform the strategy session, our Board held a discussion with a housing and building products market expert that focused on the current state of and outlook for the repair and remodeling market.

Enterprise risk oversight:

Each year our Board and management discuss our enterprise risk management profile and assessment, which includes financial, operational, legal, regulatory, ethics and compliance risks that are material to us, and how we are taking action to mitigate those risks.

Environmental, Social and Governance risk oversight:

In accordance with our Corporate Governance Guidelines, our Board oversees our environmental, social and governance enterprise strategy and risks. In 2025, our Board discussed with management progress toward our carbon mitigation strategy and trends and perspectives, regulations, required disclosures, data management and risks related to this area. In addition, our Board reviewed our Corporate Sustainability Report.

Cybersecurity risk oversight:

Our Board oversees our cybersecurity risk and is responsible for ensuring that management has processes in place designed to identify and assess cybersecurity risks to which we are exposed, implement the appropriate protections to address such risks, identify cybersecurity threats and respond to and resolve cybersecurity incidents. In 2025, management discussed with the Board risks and trends associated with information technology, including cyber attacks, and current and future planned actions to mitigate such risks.

PART I — CORPORATE GOVERNANCE | MASCO 2026

Our Board has delegated certain oversight responsibilities to our Board Committees, as follows:

Audit Committee:	Compensation Committee:	Governance Committee:

•

Financial reporting

•

Internal controls over financial reporting

•

Legal and regulatory compliance

•

Ethics and compliance program

•

Risk disclosure

•

Environmental-related data controls and verification

• Executive compensation program and policies • CEO and executive management succession planning • Enterprise talent strategy

•

Governance structure

•

Board composition and refreshment

•

Board and Committee self-evaluation process

•

Director orientation and continuing education

•

Governance trends and best practices

•

Political contributions

Board Meetings and Attendance

Our Board held six meetings in 2025. Each director attended at least 75% of our Board meetings and applicable Committee meetings that were held in 2025 during the period he or she served. It is our policy to encourage directors to attend our Annual Meeting of Stockholders, and all of our then-serving directors attended our 2025 Annual Meeting. Our independent directors meet separately at least once per year. Ms. Payne, as the Chair of our Board, presides over these executive sessions.

Communications with our Board

If you are interested in contacting the Chair of our Board, an individual director, our Board as a group, our independent directors as a group, or a specific Board Committee, you may send a communication, specifying the individual or group you wish to contact, to c/o Kenneth G. Cole, Secretary at Masco Corporation, 17450 College Parkway, Livonia, Michigan 48152 or ken_cole@mascohq.com. Certain communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations; junk mail, mass mailings and spam; employment inquiries; and surveys.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

COMMITTEES OF OUR BOARD OF DIRECTORS

The standing committees of our Board are the Audit Committee, the Compensation Committee and the Governance Committee. These committees function pursuant to written charters adopted by our Board. The Committee Charters, as well as our Corporate Governance Guidelines and our Code of Ethics, are posted on our website at www.masco.com and are available to you in print from our website or upon request.

Audit Committee

Charles K. Stevens (Chair)	Gary A. Coombe	Aine L. Denari	John C. Plant	Sandeep Reddy
5 meetings in 2025

All members are independent and financially literate and qualify as “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Audit Committee responsibilities include assisting the Board in its oversight of the:

•

integrity of our financial statements

•

effectiveness of our internal controls over financial and other public reporting

•

qualifications, independence, performance and remuneration of our independent auditors

•

performance of our internal audit function

•

compliance with legal and regulatory requirements, including our employees’ and directors’ compliance with our Code of Ethics

In addition, our Audit Committee reviews and discusses with management certain key financial and non-financial risks.

Audit Committee key activities in 2025:

•

reviewed and approved our 2024 Form 10-K

•

reviewed our Form 10-Qs filed in 2025 and related earnings press releases

•

discussed with management quarterly updates regarding our 2025 internal audit annual operating plan and our internal controls over financial reporting

•

reviewed with management quarterly updates on ethics matters and fraud reporting

•

discussed with management certain accounting and risk management practices, including in the areas of product compliance, tax, employee benefits and treasury governance

•

discussed with management the impact of tariffs, our related mitigation actions and our trade compliance governance

•

discussed with management our sustainability reporting processes and controls

•

reviewed the performance of our internal and independent auditors and evaluated the independent auditors’ qualifications and independence

•

reviewed and approved our independent auditors’ 2026 integrated audit plan and service fees

•

reviewed and approved our 2026 internal audit annual operating plan

PART I — CORPORATE GOVERNANCE | MASCO 2026

Compensation and Talent Committee

Mark R. Alexander (Chair)	Christopher A. O’Herlihy	Sandeep Reddy	Charles K. Stevens
7 meetings in 2025

All members are independent

Our Compensation Committee is responsible for the following:

•

the oversight and approval of our executive compensation programs

•

determining the goals and objectives applicable to the compensation of our CEO and evaluating our CEO’s performance in light of those goals

•

reviewing our executive succession plan, including periodically reviewing our CEO’s evaluation and recommendation of a potential successor

•

overseeing our talent management and leadership strategies

•

determining and administering equity awards granted under our stock incentive plan

•

administering our annual and long-term performance compensation programs

•

reviewing and establishing our peer group

In addition, our Compensation Committee evaluates risks arising from our compensation policies and practices and has determined that such risks are not reasonably likely to have a material adverse effect on us. Our executive officers and other members of management report to the Compensation Committee on executive compensation programs at our business units to assess whether these programs or practices expose us to excessive risk.

Compensation Committee key activities in 2025:

•

reviewed and approved the incentive compensation paid to our executive officers in 2025

•

reviewed with management a pay-for-performance analysis of our CEO’s compensation as compared to our peer group and a comparison of our executive officers’ compensation to market survey data

•

established performance metrics and goals for our 2025 Annual Incentive Program and our 2025-2027 Long-Term Incentive Program

•

oversaw the establishment of the compensation arrangements related to our executive leadership transition

•

reviewed and made certain modifications to our compensation programs to assure we continue to align with market practice and our Company strategy

•

discussed with management and the Committee’s outside compensation consultant executive compensation trends

•

reviewed with management shareholder engagement activities

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee

Marie A. Ffolkes (Chair)	Gary A. Coombe	Aine L. Denari	Christopher A. O’Herlihy	John C. Plant

6 meetings in 2025

All members are independent

Our Governance Committee is responsible for the following:

•

advising our Board on the governance structure and conduct of our Board

•

developing and recommending to our Board appropriate corporate governance guidelines and policies

•

Board succession planning, including reviewing our Board’s structure and composition and the tenure of our directors

•

reviewing and reassessing the adequacy of the Company’s Political Contributions Policy, and annually reviewing the Company’s political contributions

•

reviewing the independence of our directors

•

identifying and recommending qualified individuals for nomination and re-nomination to our Board

•

recommending directors for appointment and re-appointment to Board committees

•

reviewing and recommending to the Board our director compensation

•

recommending to the Board those persons to be elected as officers of the Company

Governance Committee key activities in 2025:

•

reviewed and recommended that our Board recommend to shareholders amendments to our Company Charter to declassify our Board over a three-year period and eliminate our supermajority vote requirement

•

engaged in a director candidate search, resulting in our Board’s appointment of a new independent director, Gary Coombe

•

reviewed and recommended updates to our Non-Employee Director Compensation Program

•

discussed with management and prepared for a third-party facilitated board self-evaluation process in 2026

•

discussed with management significant corporate governance trends

•

reviewed with management shareholder engagement activities

•

reviewed 2024 political contributions in accordance with our Political Contributions Policy

PART I — CORPORATE GOVERNANCE | MASCO 2026

DIRECTOR COMPENSATION PROGRAM

Our non-employee directors receive the following compensation for service on our Board:

Compensation Element	Amount

Annual Cash Retainer	$130,000

Annual Equity Retainer (a)	Restricted stock units with a value of $180,000 that vest one year from grant

Annual Chair of the Board Cash Retainer	$200,000

Annual Committee Chair Cash Retainer	$25,000 for the Audit Committee $20,000 for the Compensation Committee $20,000 for the Governance Committee

Meeting Fee (b)	None

Stock Retention Guideline	Directors must retain shares of our stock valued at five times their annual cash retainer fee (not inclusive of Chair retainers) within 5 years of joining our Board

Annual Equity Retainer (row a): In 2025, the annual equity retainer was paid in the form of restricted stock units granted under our Non-Employee Director Equity Program. Our 2024 Long Term Stock Incentive Plan limits the amount of cash and equity a director may receive during a year to $750,000, valued at the grant date.

Meeting Fee (row b): Our Board may approve the payment of meeting fees to directors serving on three or more standing committees or serving as members of a special committee constituted by our Board. No such fees were paid for 2025.

Other Compensation

Our non-employee directors may also receive the following benefits, which are available to all of our employees:

•

Matching gifts program under which we will match up to $5,000 of a director’s contributions to eligible 501(c)(3) tax-exempt organizations each year. Non-employee directors may participate in the matching gifts program until December 31 of the year in which their service as a director ends.

•	Employee purchase program under which a director may obtain rebates on certain of our products purchased for their personal use.

In addition, if space is available, a director’s spouse is permitted to accompany a director who travels on Company aircraft to attend Board or Committee meetings.

Annual Review of our Director Compensation Program

Our Governance Committee reviews our director compensation program annually, including reviewing an analysis of the competitiveness of the program, and recommends any changes to our Board. In 2025, the Committee did not recommend any changes to the amounts of our cash or equity retainers to our Board.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

Director Compensation Table

The following table reflects 2025 compensation paid to our directors who served on our Board in 2025, other than Keith Allman, who was also a Company employee until his retirement from our Company and our Board in July 2025, and received no additional compensation for his service as a director. Jonathon Nudi’s compensation reflects compensation paid to him for the time he served as a non-employee director in 2025. Donald Parfet concluded his service on our Board on May 9, 2025.

Name	Cash Fees Earned ($)	Restricted Stock Units ($) (a)	All Other Compensation ($) (b)	Total ($)

Mark R. Alexander	145,000	180,090	—	325,090

Aine L. Denari	130,000	180,090	5,000	315,090

Marie A. Ffolkes	150,000	180,090	—	330,090

Jonathon J. Nudi	53,600	29,187	—	82,787

Christopher A. O’Herlihy	135,000	180,090	5,000	320,090

Donald R. Parfet	32,500	—	5,000	37,500

Lisa A. Payne	330,000	180,090	—	510,090

John C. Plant	130,000	180,090	—	310,090

Sandeep Reddy	130,000	180,090	—	310,090

Charles K. Stevens	155,000	180,090	—	335,090

Restricted Stock Units (column a): In May 2025, we granted 2,900 restricted stock units to each non-employee director serving on our Board, except for Mr. Nudi who received a pro-rated grant of 470 restricted stock units for his service as a non-employee director through July 7, 2025, at which time he became our President and Chief Executive Officer, and Mr. Parfet, who concluded service on our Board in May 2025. The amounts reported in this column reflect the aggregate grant date fair value of the restricted stock units, calculated in accordance with accounting guidance. The grants fully vest after one year.

All Other Compensation (column b): The amounts reported in this column reflect our contributions in 2025 to eligible tax-exempt organizations under our matching gifts program, as described above, for which directors receive no direct financial benefit.

Unvested Restricted Stock Units: The following table reports the unvested restricted stock units held on December 31, 2025 by each non-employee director who was serving on that date.

Director	Unvested Restricted Stock Units (#)

Mark R. Alexander	5,574

Aine L. Denari	6,538

Marie A. Ffolkes	5,574

Christopher A. O’Herlihy	5,574

Lisa A. Payne	5,574

John C. Plant	5,574

Sandeep Reddy	6,174

Charles K. Stevens	5,574

PART I — CORPORATE GOVERNANCE | MASCO 2026

RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a Related Person Transaction Policy that requires our Board or a committee of independent directors to approve or ratify any transaction involving us in which any director, director nominee, executive officer, 5% beneficial owner or any of his or her immediate family members has a direct or indirect material interest.

Related Person Transaction Policy

Our policy covers:

•	financial transactions and arrangements;

•	indebtedness and guarantees of indebtedness; and

•	transactions involving employment.

Our policy excludes transactions determined by our Board not to involve a material interest of the related person, such as:

•	ordinary course of business transactions of $120,000 or less;

•	transactions in which the related person’s interest is derived from service as a director of another entity or ownership of less than 10% of another entity’s stock; and

•

transactions in which the related person’s interest is derived from service as a director, trustee or officer of a not-for-profit organization or charity that receives donations from us, which are made in accordance with our matching gifts program.

Assessing Related Person Transactions

Our policy requires directors, director nominees and executive officers to provide prompt written notice to our Secretary of any related transaction so it can be reviewed by our Governance Committee. If our Governance Committee determines that the related person has a direct or indirect material interest in the transaction, it will consider all relevant information to assess whether the transaction is in, or not inconsistent with, our best interests and the best interests of our shareholders. Our Governance Committee annually reviews previously-approved ongoing related transactions to determine whether the transactions should continue.

Related Persons Transactions

In 2025, we entered into an Aircraft Time Sharing Agreement with Jonathon Nudi. In accordance with the agreement, in 2025 we charged Mr. Nudi approximately $38,000 for reimbursable flight operations expenses in connection with his personal use of our aircraft.

MASCO 2026 | PART I — CORPORATE GOVERNANCE

PROPOSAL 1: ELECTION OF OUR DIRECTOR NOMINEES

The term of office of our directors Gary A. Coombe, Aine L. Denari, Christopher A. O’Herlihy and Charles K. Stevens expires at this meeting.

Our Board proposes the re-election of Mr. Coombe, Ms. Denari, Mr. O’Herlihy and Mr. Stevens, with their term expiring at the Annual Meeting of Stockholders in 2027, or when their respective successors are elected and qualified.

Our Board expects that the persons named as proxy holders on the proxy card will vote the shares represented by each proxy for the election of each director nominee unless a contrary direction is given. If, prior to the meeting, a nominee is unable or unwilling to serve as a director, which our Board does not expect, the proxy holders may vote for an alternate nominee recommended by our Board, or our Board may reduce its size.

Information regarding each of our director nominees can be found above in “Director Nominees.”

Our Board recommends a vote FOR the election to our Board of Directors of each of the following director nominees:

Name	Director Since	Occupation

Gary A. Coombe	2026	Chief Executive Officer – Grooming, The Procter and Gamble Company, a multinational consumer goods company

Aine L. Denari	2022	Executive Vice President and President of Navico Group and Chief Technology Officer of Brunswick Corporation, a manufacturer of marine products

Christopher A. O’Herlihy	2013	President and Chief Executive Officer, Illinois Tool Works Inc., a global diversified industrial manufacturer of specialized industrial equipment, consumables, and related service businesses

Charles K. Stevens, III	2018	Retired Executive Vice President and Chief Financial Officer, General Motors Company

In uncontested elections, directors are elected if the majority of votes cast for each nominee exceed the votes cast against such nominee. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the election. If an incumbent director nominee fails to receive a majority of the votes cast, the director is required to give his or her resignation to our Board. Our Board has 90 days after certification of the election results to decide whether to accept the director’s resignation.

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION PROGRAM HIGHLIGHTS

•

In 2025, despite a dynamic geopolitical and macroeconomic environment, we generated solid profitability and maintained our disciplined capital allocation strategy. Over the course of 2025, we experienced lower sales volume and higher tariffs and commodity costs. Despite these headwinds, we were able to deliver $1,248 million in operating profit, down 8% from $1,363 million in 2024, and reported an operating margin of 16.5%, 90 basis points below 2024. We continued our commitment to return value to our shareholders by repurchasing approximately 8.5 million shares of our common stock for $571 million and increasing our quarterly dividend by approximately 7%.

•

Our compensation program is designed to emphasize pay-for-performance. For 2025, our executive compensation program was significantly aligned with our performance. Components of our program include an annual cash bonus based on delivered performance, a long-term performance-based award if three-year performance criteria are met, an annual restricted stock unit (“RSU”) award and stock options.

•

We achieved 34% of our annual performance program’s performance target. For 2025, our annual cash-based bonus was based on the financial metrics of operating profit and net sales. As a result of our performance in 2025, which was negatively impacted by the headwinds described above, our executive officers earned 34% of target under our annual performance program, and received a cash bonus consistent with this performance.

•

Our 2023-2025 Long-Term Incentive Program (“LTIP”) paid above target, at 131%. For the three-year period of 2023-2025, our LTIP was based on the financial metrics of cumulative earnings per share (“EPS”), a three-year average return on invested capital (“ROIC”) and relative total shareholder return (“rTSR”). We achieved 200% of our cumulative EPS target, 106% of our ROIC target and 88% of our rTSR target, resulting in overall achievement of 131%, and our executive officers received a share award consistent with this performance.

•

We continue to engage with shareholders and adjust our compensation program. At last year’s Annual Meeting, our executive compensation program received 91% shareholder support, consistent with levels we have received in recent years. We continue to seek feedback from shareholders and, as appropriate, make adjustments to our program to ensure it remains aligned with market practice and long-term value creation.

EXECUTIVE OFFICERS’ INCENTIVE COMPENSATION PROGRAM STRUCTURE

After careful consideration, our Compensation Committee modified our executive compensation program to ensure that our program remains competitive, aligns with market practice and incentivizes our executive officers to drive long-term shareholder value. Beginning with the 2025 performance year, our annual grant of restricted stock units to our executive officers is a time-based award that is forward-looking, meaning that it rewards stock price appreciation and continuous service during the vesting period, rather than a backward-looking award that is granted following the achievement of specified performance goals. The annual grant of restricted stock units continues to vest ratably in three equal installments over three years. We did not grant transition year awards to our executive officers to adjust for this change. As a reminder, the RSUs we granted in February 2025 were earned based on our 2024 performance and reflected as 2024 compensation. We made no changes to stock option and LTIP grant approach.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

We believe that the target compensation mix for our CEO and our other executive officers reflects our emphasis on long-term incentive compensation, which encourages our executive officers to make strategic decisions that will strengthen our business and create long-term value for our shareholders.

OUR NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis (“CD&A”) covers the elements of compensation awarded to, earned by or paid to our named executive officers (who we generally refer to as our “executive officers”) during 2025 and describes the principles underlying our company’s executive compensation policies and decisions. This CD&A explains the compensation for the following individuals:

Name	Position

Jonathon J. Nudi	President and Chief Executive Officer

Richard J. Westenberg	Vice President, Chief Financial Officer and Treasurer

Imran Ahmad	Group President

Jai Shah	Group President

Kenneth G. Cole	Vice President, General Counsel and Secretary

Keith J. Allman	Former President and Chief Executive Officer

•	Jonathon Nudi’s service as our President and Chief Executive Officer commenced on July 7, 2025.

•	Keith Allman’s service as our President and Chief Executive Officer concluded on July 6, 2025.

•	Imran Ahmad’s service as our Group President concluded on December 31, 2025.

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

EXECUTIVE LEADERSHIP TRANSITION: COMPENSATION ARRANGEMENTS

Jonathon Nudi

In connection with Jonathon Nudi’s appointment as our President and Chief Executive Officer effective July 7, 2025, our Compensation Committee established the following annual compensation targets for Mr. Nudi:

Compensation Element	Description	Target Value

Base Salary	Annual base salary of $1,100,000	$1,100,000

Annual Cash-Based Incentive (a)	Mr. Nudi is eligible to receive an annual performance-based cash bonus with a target opportunity of 150% of his Base Salary, subject to achievement of performance criteria	$1,650,000

RSUs (b)	An annual RSU award equal in value to 159% of his Base Salary. The RSUs will vest ratably in three equal installments over three years	$1,749,000

Stock Options (c)	An annual grant of stock options equal in value to 159% of his Base Salary. The stock options will vest ratably in three equal installments over three years and will expire ten years from the date of grant.	$1,749,000

Performance Restricted Shares (“PRSUs”) (d)	Mr. Nudi is eligible to participate in our LTIP, under which he can earn an equity award with a grant value target of 318% of his Base Salary based on the achievement of performance criteria over three-year performance periods	$3,498,000

Mr. Nudi also received a grant of RSUs valued at $1,119,895 on July 7, 2025, which will vest ratably in three equal installments beginning in February 2026. This grant represents a partial make-whole for equity he forfeited upon the conclusion of this service with his former employer.

Row (a): Mr. Nudi’s first eligible cash bonus opportunity was for the 2025 performance period, which was paid in February 2026 on a pro-rata basis for his actual service during 2025.

Row (b): Mr. Nudi’s first annual award of RSUs was granted in February 2026. Our Compensation Committee determined to award him a full annual RSU award instead of a pro-rata award to reflect the new forward-looking time-based structure of our annual RSU awards.

Row (c): Mr. Nudi’s first annual grant of stock options was granted in July 2025, upon his commencement of service with our Company, and was valued at $1,120,019, with an exercise price equal to the closing price of Company common stock on July 7, 2025. The stock options will vest ratably in three equal installments beginning in February 2026.

Row (d): Mr. Nudi will participate in our 2025-2027 LTIP on a pro-rata basis for his actual service during the 2025-2027 performance period.

Keith Allman

In connection with Keith Allman’s retirement and conclusion of service as our President and Chief Executive Officer, we entered into an agreement with him, dated July 8, 2025. The agreement provides that Mr. Allman was eligible to receive (i) a payment of a 2025 cash bonus based on his individual target opportunity and the Company’s 2025 annual performance, pro-rated through his departure date, (ii) a payment of the cash equivalent of a 2025 RSU award based on his individual target opportunity, pro-rated through his departure date, and (iii) a share award under each of the 2023-2025 LTIP and the 2024-2026 LTIP, if the established performance goals for the respective LTIP are met, pro-rated to reflect the time that Mr. Allman was employed during each applicable performance period.

Jai Shah

In March 2025, our Compensation Committee approved a retention incentive for Jai Shah, our Group President. Mr. Shah received a grant of RSUs with a value of $1,500,055 that vests in two equal installments over two years, subject to Mr. Shah remaining employed with us through each vesting date.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

Imran Ahmad

In connection with Imran Ahmad’s conclusion of service as our Group President, we entered into a severance and release agreement with him which became effective January 12, 2026. The agreement provides that Mr. Ahmad is eligible to receive (i) a cash payment of $998,875; (ii) a payment of a 2025 cash bonus based on his individual target opportunity, based on the achievement of the established performance goals; (iii) a payment of the cash equivalent of an annual RSU award, based on his individual target opportunity; and (iv) a cash payment under the 2023-2025 LTIP (for which Mr. Ahmad had been granted phantom performance restricted stock units at the beginning of the performance period), based on the achievement of the established performance goals. In addition, Mr. Ahmad had the right to exercise the vested portion of his stock options and stock appreciation rights for 90 days following his departure date.

INCENTIVE COMPENSATION EARNED IN 2025 UNDER OUR PROGRAMS

Pay Element	Performance Metric and Weight	Performance Percentage (relative to target)	Payout Percentage (relative to target)

2025 Annual Cash-Based Performance Program	Operating Profit (75%)	28%	34%

	Net Sales (25%)	53%

2023-2025 LTIP	Cumulative EPS (33%)	200%	131%

	3-Year Average ROIC (33%)	106%

	rTSR (33%)	88%

Stock Options	Not subject to performance criteria	N/A	Target opportunity established for each executive officer by our Compensation Committee

•

See “Our 2025 Annual Cash-Based Performance Program” and “Our Long-Term Incentive Program” below for a discussion of the establishment of our performance metrics and goals and a description of our calculation of operating profit, net sales, cumulative EPS, ROIC performance and rTSR.

Based on our pay elements and performance, our eligible executive officers were awarded a cash bonus under our 2025 annual cash-based performance program and a share award under our 2023-2025 LTIP, as well as a grant of stock options. As described above, following our adoption in 2025 of a solely time-based annual RSU award in replacement of our performance-based RSU award, we did not grant transition year RSU awards to our executive officers. Therefore, the incentive compensation reflected below does not include a grant of RSUs for the 2025 performance period.

		Long-Term Incentives

Name	Cash Bonus ($)	2023-2025 LTIP Share Award ($)	Stock Option Grant ($)	Total Incentive Compensation ($)

Jonathon J. Nudi	273,600	—	1,120,019	1,393,619

Richard J. Westenberg	211,200	—	597,466	808,666

Imran Ahmad	141,908	728,101	397,482	1,267,491

Jai Shah	169,800	861,469	480,062	1,511,331

Kenneth G. Cole	151,500	719,959	428,325	1,299,784

Keith J. Allman	342,962	3,970,513	2,584,377	6,897,852

•	The cash bonus paid to Jonathon Nudi and the cash bonus paid and LTIP share award granted to Keith Allman were pro-rated to reflect actual service with us in 2025.

•	Jonathon Nudi and Richard J. Westenberg did not participate in our 2023-2025 LTIP.

•

Except for Jonathon Nudi, the stock options reflected in this table were priced based on our closing stock price on February 13, 2025, the date of grant. Mr. Nudi’s stock options were granted on July 7, 2025 and were priced based on our closing stock price on that day. The values reflected in the table are the aggregate grant date fair values of the stock options awarded, calculated in accordance with accounting guidance.

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

COMPENSATION DECISIONS IN 2025

Our 2025 Annual Cash-Based Performance Program

Program Opportunities

Our 2025 annual cash-based performance program provided for a performance-based cash bonus opportunity to our executive officers. This opportunity incentivized our executive officers to achieve rigorous annual performance goals and our strategic business objectives, and aligned our executive officers’ interests with those of our shareholders.

Our Compensation Committee established the cash bonus opportunity available to each executive officer as a percentage of the officer’s annual base salary. Our eligible executive officers had the following target opportunities under our 2025 annual performance program:

Name	Target Opportunity for Cash Bonus as a % of Annual Base Salary
Jonathon J. Nudi	150%
Richard J. Westenberg	80%
Imran Ahmad	75%
Jai Shah	75%
Kenneth G. Cole	70%
Keith J. Allman	150%

Performance Metrics

Our Compensation Committee selected the financial metrics of operating profit (weighted at 75%) and net sales (weighted at 25%) for our 2025 annual performance program, because it believed that improvement in these metrics would continue to reinforce our executive officers’ focus on profit and revenue to drive shareholder value. Additionally, these metrics are easily derived from our audited financial statements, which our Compensation Committee believes provides transparency for both our shareholders (as requested from shareholders when we sought feedback) and our executive officers.

We calculated the cash bonuses to be paid under the annual performance program by multiplying each executive officer’s base salary by his or her target opportunity and multiplying that result by the program performance percentage achieved. If the threshold goal was not achieved, our executive officers would not have earned a payout. If the maximum goal was exceeded, the payout percentage would have been capped at 200% of the target opportunity.

Base Salary	X	Target Opportunity	X	Financial Metrics	=	Annual Performance Percentage
Operating Profit Performance Percentage (75%)

+
Net Sales Performance Percentage (25%)

Program Targets and Achievement

Our performance targets are designed to be challenging. Our Compensation Committee has a robust process for establishing our targets, which includes reviewing our operating profit and revenue forecast for the year, taking into account analyst forecasts, shareholder expectations, and general economic and industry conditions. In 2025, the factors considered included an expectation of continued lower consumer demand and elevated input costs. In 2025, we achieved 28% of our operating profit target and 53% of our net sales target. After weighting the operating profit metric at 75% and the net sales metric at 25%, our performance percentage for our 2025 annual performance program was 34% of our financial metrics target.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

To calculate achievement of our operating profit performance target, we adjusted our 2025 reported operating profit of $1,248 million to exclude the expense recognized due to rationalization charges of approximately $19 million and an impairment charge of $5 million, and for a foreign currency translation impact of $16 million. Our operating profit for purposes of the annual performance program was $1,256 million. We adjusted our 2025 reported net sales of $7,562 for a foreign currency translation impact of $108 million.

Compensation Paid Under the 2025 Annual Performance Program

Based on a total performance percentage of 34%, we calculated the actual cash bonuses to be paid to our executive officers as follows:

Name	Amount of Cash Bonus ($)

Jonathon J. Nudi	273,600

Richard J. Westenberg	211,200

Imran Ahmad	141,908

Jai Shah	169,800

Kenneth G. Cole	151,500

Keith J. Allman	342,962

•	The cash bonus paid to Mr. Nudi and Mr. Allman were each pro-rated based on their actual service with us in 2025.

Our Long-Term Incentive Program

Program Opportunities

Our Compensation Committee believes a long-term incentive program provides a meaningful incentive for our executive officers to achieve long-term growth and profitability. Under our LTIP, PRSUs are granted to our executive officers at the beginning of each three-year performance period. This grant of PRSUs entitles our executive officers to receive shares of our stock if at least the threshold performance goals over the three-year period are achieved. If the threshold goals are not achieved, our executive officers do not earn a payout. If the maximum goals are exceeded, the payout percentage is capped at 200% of the target opportunity.

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

Our Compensation Committee establishes the LTIP opportunity available to each executive officer as a percent of the executive officer’s annual base salary at the beginning of each three-year performance period. Our executive officers who participated in our 2023-2025 LTIP had the following target opportunities:

Name	Target Opportunity Under 2023-2025 LTIP as a % of Annual Base Salary

Imran Ahmad	75%

Jai Shah	75%

Kenneth G. Cole	70%

Keith J. Allman	191.7%

Performance Metrics

Our Compensation Committee selected a cumulative EPS metric, a three-year average ROIC metric and a rTSR metric measured against companies in the S&P 500 Consumer Durables Index, each with a weighting of 33.3%, for the 2023-2025 LTIP performance period. Our Compensation Committee believes that a combination of EPS and ROIC reinforces our executive officers’ focus on earnings, capital efficiency and consistent return on capital and further encourages our executive officers to make new, profitable investments, while rTSR places an emphasis on our stock price performance and dividends.

Program Targets and Achievement

Our Compensation Committee established the following EPS, ROIC and rTSR goals and corresponding payout percentages for the 2023-2025 LTIP performance period. These performance goals were consistent with our long-range business plan and were established to require a high level of performance to achieve. For the three-year performance period of 2023-2025, we achieved 200% of our EPS goal, 106% of our ROIC goal and 88% of our rTSR goal, resulting in an overall performance percentage of 131%.

To calculate achievement of our cumulative earnings per share performance target, we adjusted our income from continuing operations to exclude the after-tax effect of special and other non-recurring income and expenses and divided by average diluted common shares outstanding.

Under our 2023-2025 LTIP, we define ROIC as after-tax operating profit from continuing operations adjusted to exclude the effect of special and other non-recurring income and expenses, divided by adjusted invested capital. Adjusted invested capital includes shareholders’ equity, which we adjust to exclude the after-tax impact of certain special and other non-recurring income and expenses, plus short-term and long-term debt minus cash.

We measured our three-year rTSR performance against companies in the S&P 500 Consumer Durables Index. For purposes of the calculation, beginning and ending stock prices were based on the 20 trading-day average closing stock prices for us and companies in the Index.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

PRSUs Granted Under the 2025-2027 LTIP

The following table reflects the PRSUs granted to our eligible executive officers under the 2025-2027 LTIP, for which the metrics and weightings are the same as our 2023-2025 LTIP. The amounts reflected in the PRSU Target Grant column are the number of PRSUs granted on February 27, 2025, which we calculated using the closing price of our stock on the grant date ($74.71) and rounded to the nearest ten shares, assuming the target award would be earned at the end of the three-year performance period. The actual number of shares of stock awarded, if any, will be determined after the three-year performance period concludes on December 31, 2027. If the threshold goals are not achieved, our executive officers will not earn a stock award. If the maximum goals are exceeded, the stock award opportunity is capped at 200% of the target opportunity.

Name	Target Opportunity as a Percentage of Annual Base Salary	2025-2027 LTIP PRSU Target Grant (#)

Jonathon J. Nudi	318%	44,640

Richard J. Westenberg	80%	8,000

Imran Ahmad	75%	5,320

Jai Shah	75%	6,430

Kenneth G. Cole	70%	5,730

Keith J. Allman	203.3%	34,680

•

PRSUs are valued using the closing price of our stock price on the grant date. Jonathon Nudi’s PRSUs were granted on July 7, 2025, and are valued using the stock price of $65.30. PRSUs for our other executive officers were granted on February 27, 2025, and are valued using the stock price of $74.71.

•	Jonathon Nudi’s grant is pro-rated based on his actual service during the performance period.

•	Imran Ahmad’s grant was forfeited upon his conclusion of service with our Company on December 31, 2025.

•	Keith Allman will be granted a share award under the 2025-2027 LTIP, if the established performance goals are met, which will be pro-rated to reflect his actual service during the performance period.

Stock Options Granted in 2025

We grant stock options annually to our executive officers. The value of the stock option grants approximates the restricted stock unit target opportunity for each executive officer. Our Compensation Committee believes that stock options are an important component of our executive compensation program because they align our executive officers’ long-term interests with those of our shareholders. Because stock options only confer actual value if our stock price appreciates between the grant date and the exercise date, we believe they reinforce the goal of long-term share price appreciation. In 2025, our Compensation Committee awarded to our eligible executive officers the following stock options that vest in equal installments over three years:

Name	Percentage of Base Salary	Stock Options Awarded (#)	Value of Stock Options Awarded ($)

Jonathon J. Nudi	159%	54,260	1,120,019

Richard J. Westenberg	80%	24,020	597,466

Imran Ahmad	75%	15,980	397,482

Jai Shah	75%	19,300	480,062

Kenneth G. Cole	70%	17,220	428,325

Keith J. Allman	208.2%	103,900	2,584,377

•

With the exception of the stock options awarded to Jonathon Nudi, the stock options reflected in this table were priced based on our closing stock price of $77.62 on February 13, 2025, the date of grant. Mr. Nudi’s stock options were priced based on our closing stock price of $65.30 on July 7, 2025, the date of grant of his award, and were pro-rated to reflect his actual service with us in 2025. The column “Value of Stock Options Awarded” shows the aggregate grant date fair value of the stock options awarded, calculated in accordance with accounting guidance.

PART II — COMPENSATION DISCUSSION AND ANALYSIS

|
 MASCO 2026

•	Imran Ahmad’s grant was forfeited upon his conclusion of service with our Company on December 31, 2025.

•	Keith Allman’s grant was pro-rated upon his retirement to reflect actual service in 2025.
Our Compensation Committee established a pricing policy for our grants of equity awards, including stock options (the “Pricing Policy”). The Pricing Policy provides that if the Compensation Committee’s approval of an equity award occurs within four days prior to the release of our financial results or within one day following such release, the grant is effective at the end of the second trading day following the day we release our financial results and is priced based on t
he closing price of our common stock on that date.
Other Components of our Executive Compensation Program
Base Salary
We pay our executive officers a base salary to provide each of them with a minimum, base level of cash compensation. In determining the base salary adjustments for our executive officers, our Compensation Committee conducts a review with our CEO of the performance and contributions of our executive officers in the prior year. In addition, in consultation with Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Compensation Committee’s outside compensation consultant, it considers market survey data in published executive compensation surveys for companies with annual revenues similar to ours and significant changes in the scope and complexity of the executive officer’s role.
Based on our Compensation Committee’s review and analysis, our Compensation Committee approved the following base salaries
in 2025, which are competitively positioned and targeted to the median of our peer group:

Name	Previous Base Salary ($)	Salary Increase Percentage	Current Base Salary ($)

Jonathon J. Nudi (a)	N/A	N/A	1,100,000

Richard J. Westenberg	746,750	4%	776,620

Imran Ahmad (b)	530,000	5%	556,500

Jai Shah	640,122	4%	665,727

Kenneth G. Cole	611,895	4%	636,371

Keith J. Allman (c)	1,274,354	3%	1,312,584
Row (a):
Jonathon Nudi was not an executive officer of our Company prior to 2025 and his current base salary reflects the base salary approved by the Compensation Committee in connection with his appointment to serve as our President and Chief Executive Officer.
Row (b):
Imran Ahmad concluded service with us on December 31, 2025.
Row (c):
Keith Allman concluded service with us on July 6, 2025.
Perquisites and Other Compensation
We offer a limited number of perquisites to our executive officers, as follows:

•
Personal use of our Company aircraft, which we maintain for business purposes. Our Compensation Committee has evaluated our policies and valuation practices for such personal use, and our Board has requested that our CEO use our aircraft for business travel and that our aircraft be available for his personal travel. Our CEO’s personal travel is subject to certain value and geographic usage limitations and, and beginning in October 2025, is subject to reimbursement by the CEO of the value of his personal travel during a calendar year. We may occasionally permit other executive officers to use our aircraft for personal travel.

•	An estate and financial planning program to assist in financial planning and tax preparation. This program provides up to $10,000 of services per year.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

•

Relocation benefits, which may include reimbursement for certain moving and temporary living expenses and incidental costs, and travel allowances. In connection with his appointment as our President and Chief Executive Officer, Mr. Nudi received a relocation bonus of $350,000 in lieu of our standard relocation benefits.

Retirement Programs

We maintain the following defined contribution retirement plans for all of our employees, including our executive officers:

•	401(k) Savings Plan: Our 401(k) Savings Plan is a tax-qualified plan that includes a matching and, if applicable, profit sharing component.

•

Defined contribution portion of our Benefits Restoration Plan: This plan enables all of our highly-compensated employees to obtain the full financial benefit of the 401(k) Savings Plan, notwithstanding various limitations imposed on the plan under the Internal Revenue Code (the “Code”).

Our executive officers may also be entitled to receive benefits under the frozen non-qualified defined benefit portion of our Benefit Restoration Plan, our frozen non-qualified defined benefit plan. In 2010, we froze accruals in all of the defined benefit plans offered to our U.S. employees. Consequently, the pension benefits ultimately payable to executive officers, as applicable, are essentially fixed.

OUR EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

We Provide Long-Term Equity Incentives to Align the Interests of Our Executive Officers With Our Shareholders

•	Awards of RSUs and stock options are important components of our executive officers’ compensation and vest in equal installments over three years.

•

Under our LTIP, a portion of our executive officers’ compensation opportunity is based on the achievement of the three-year performance goals of EPS, ROIC and a rTSR metric measured against companies in the S&P 500 Consumer Durables Index. PRSUs are granted to our executive officers at the beginning of each three-year performance period and may entitle our executive officers to receive a stock award if we achieve performance goals over the three-year period.

•

Upon retirement of our executive officers, equity awards generally continue to vest over the remaining vesting period, so that our performance will continue to impact them financially even after they retire.

We Can Clawback Incentive Compensation

If we restate our financial statements as a result of material noncompliance with financial reporting requirements, our Compensation Committee must clawback or recover certain executive incentive compensation that was paid or granted in the three-year period prior to the applicable recoupment trigger date, regardless of whether misconduct caused the restatement. A full copy of our Compensation Recoupment Policy that complies with the Dodd-Frank clawback policy requirements and the New York Stock Exchange rules is attached as an exhibit to our Annual Report on Form 10-K.

We Require Minimum Levels of Stock Ownership by Our Executives

To align our executive officers’ interests with those of our shareholders, we believe it is important for our executive officers to maintain a substantial investment in our common stock. Our Compensation Committee has established the following stock ownership guidelines for our executive officers:

Position	Ownership Guidelines

President and Chief Executive Officer	6x base salary

Vice President, Chief Financial Officer	3x base salary

All other Executive Officers	2x base salary

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

Our executive officers are required to satisfy their stock ownership requirement within three years after becoming subject to the requirement. Direct stock holdings and unvested RSUs (but not unvested PRSUs or stock options) are counted toward satisfaction of the requirement.

Our Compensation Committee reviews our executive officers’ ownership of our common stock annually to ensure compliance with our stock ownership guidelines. Each of our executive officers is compliant with our stock ownership guidelines. Jonathon Nudi, who began his service as our President and Chief Executive Officer in July 2025, has three years from that time to meet our stock ownership guidelines.

Our Equity Awards Have Double-Trigger Change of Control Provisions

Upon a change of control of our Company, our unvested equity awards will vest only if the recipient of the award:

•	is terminated from employment at the time of the change in control or within two years after the change in control;

•	terminates employment for good reason (for example, if his or her job duties have been significantly diminished); or

•	does not receive comparable replacement awards by the acquiring company.

Our Compensation Committee Oversees an Annual Compensation Risk Evaluation

Our Compensation Committee’s risk assessment of our compensation programs focuses on the program components and analyzes whether those components present undue risk to us and on our material business risks and their potential impact on our compensation programs. Based on the 2025 risk assessment, the Compensation Committee has concluded that our programs do not encourage excessive risk taking.

Our Compensation Programs Encourage Executive Retention and Protect Us

We believe our compensation programs, including the terms and conditions of our Equity Plan, improve our retention of our executive officers and also reduce the potential that executive officers might engage in post-termination conduct that would be harmful to us. The terms of our equity awards provide that our executive officers:

•	forfeit unvested awards of RSUs, stock options and PRSUs if their employment terminates prior to being retirement eligible under the applicable award agreement;

•	may only exercise vested options for a limited period of time following termination; and

•	may not engage in competitive activities with us while they are a holder of the award and for a period of one year thereafter.

We Prohibit Excise Tax Gross-Up Payments

Our Board has adopted a policy prohibiting excise tax gross-up payments. The only tax equalization gross-up payments we provide to our employees are those made in connection with reimbursement of relocation or foreign expatriate expenses incurred at our request.

We Prohibit Hedging and Pledging

Our Policy Against Trading on Inside Information prohibits our directors, executive officers and all other employees subject to our regular quarterly blackout periods from hedging our Company’s securities. Additionally, such individuals are prohibited from making any purchases of our securities on margin or from pledging our securities as collateral for a loan, unless the arrangement is preapproved by our Governance Committee for any applicable employee or by our Board for any director. Our Governance Committee has not approved any such transactions.

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

We Do Not Have Employment Agreements or Change in Control Agreements

Our executive officers do not have employment agreements and are “at-will” employees who may be terminated at our discretion. Our executive officers also do not have change in control agreements. For further discussion regarding change in control, see “Payment Upon Change in Control” below.

At our discretion, we may enter into severance arrangements or arrangements for an executive officer’s service following termination of employment. Such arrangements may include continued vesting of equity awards that would otherwise be forfeited, as well as provisions restricting competitive activities following termination and a release of any claims.

OUR ANNUAL COMPENSATION REVIEW PROCESS

We review and make decisions regarding the amount of eligible annual and long-term performance awards early in the applicable performance period. We believe that considering these elements of compensation together with our annual equity grants gives us a strong foundation for establishing our performance criteria and opportunity levels for the performance period. This approach enables our Compensation Committee to holistically consider our executive officers’ compensation mix and to consider the inputs gathered through our annual talent management review.

Annual Talent Management Review and Development Process

Our annual talent management review and development process is used by our Compensation Committee and our CEO in making compensation decisions and for succession planning purposes. As part of this process, our CEO provides our Compensation Committee with an assessment of each executive who reports to him. The assessment includes an evaluation of each executive’s performance, development, progress and potential for advancement, and considers market demand for the executive’s skill set. Our Compensation Committee also receives information, analyses and recommendations from our Vice President, Chief Human Resource Officer. While our Compensation Committee gives significant weight to the evaluations by our CEO, the final determination of compensation to be paid to our executive officers, including our CEO, rests solely with our Compensation Committee. Our CEO and other executive officers are not present during discussions related to their own compensation decisions.

Our Peer Group

Given the many and diverse businesses we operate, the composition of an appropriate peer group is challenging. Our Compensation Committee annually considers the composition of our peer group and believes that our current peer group reflects the companies we compete with for executive talent and that have a range of annual revenues and business and operational characteristics similar to ours. Our current peer group is as follows:

Dover Corporation (DOV)	PPG Industries, Inc. (PPG)

Fortive Corp. (FTV)	RPM International Inc. (RPM)

Fortune Brands Innovations, Inc. (FBIN)	Snap-on Incorporated (SNA)

Illinois Tool Works Inc. (ITW)	Stanley Black & Decker, Inc. (SWK)

Leggett & Platt, Incorporated (LEG)	The Sherwin-Williams Company (SHW)

Mohawk Industries, Inc. (MHK)	Trane Technologies plc (TT)

Newell Rubbermaid Inc. (NWL)	Whirlpool Corporation (WHR)

Owens Corning (OC)	Xylem Inc. (XYL)

Pentair plc (PNR)

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

Compensation Data Considered by our Compensation Committee

Pay-for-Performance Alignment

Our Compensation Committee reviews the overall pay-for-performance alignment of our CEO’s compensation compared to our peer group over a three-year period. During 2025, our Compensation Committee reviewed data showing that our total shareholder return was at the 65th percentile of our peers for the three-year period ended December 31, 2024. Our CEO’s realizable compensation was at the 29th percentile of our peer group during this three-year period. We defined realizable compensation as the sum of salary, actual cash bonus payments and the value of equity awards based on our stock price as of December 31, 2024. Based on its analysis, the Compensation Committee believes there is alignment between our CEO’s realizable compensation and our total shareholder return.

Market Data

We believe understanding market data allows us to attract and retain the talent we need, while enabling us to manage our compensation expense. Our Compensation Committee reviews compensation for each of our executive officers with published compensation surveys from AonHewitt, Mercer and WTW and, secondarily, with compensation information disclosed in the proxy statements of our peer group. When we achieve targeted levels of performance, our executive compensation program seeks to provide total target compensation (base salary, target annual bonus and the target value of long-term incentives) at approximately the median compensation level provided to executives in comparable positions at these companies. While our Compensation Committee generally targets total compensation for each executive officer at the median, it considers other factors, such as performance, the officer’s roles and responsibilities and the length of time the officer has served in the current position.

Tally Sheets

Finally, our Compensation Committee reviews a tally sheet that summarizes all current compensation components of each of our executive officers. The tally sheet includes base salary, annual cash incentive compensation, long-term incentive compensation, retirement and savings plans, health and welfare programs and other executive benefits. The tally sheet allows our Compensation Committee to compare an executive officer’s compensation with the compensation of our other executive officers as part of its consideration of internal and external pay competitiveness. Amounts actually realized by an executive officer from prior equity grants are not necessarily a factor in establishing current compensation, although the current value of outstanding equity awards may be considered by our Compensation Committee when assessing pay competitiveness.

Retention of Discretion by our Compensation Committee

Our approach to executive compensation emphasizes corporate rather than individual performance, reflecting our operating strategy that encourages collaboration and cooperation among our businesses and corporate functions. We believe that the effectiveness of our executive compensation programs requires not only objective, formula-based arrangements but also the exercise of discretion and sound business judgment by our Compensation Committee. Accordingly, our Compensation Committee retains discretion to adjust the mix of cash and equity compensation, adjust the mix of restricted stock units and stock options awarded and offer different forms of equity-based compensation.

Our Compensation Committee has the discretion to grant an award of time-based restricted stock units to our executive officers, other than our CEO, if it determines that an executive officer has made outstanding individual contributions during the prior year. The total value of these awards cannot exceed 20% of the combined annual base salaries of the executive officers (excluding the salary of our CEO). No discretionary awards were made in 2025.

Outside Compensation Consultant

Our Compensation Committee has engaged Semler Brossy as its compensation consultant. Semler Brossy was chosen by our Compensation Committee based on its deep experience in the area of executive compensation and

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

its creative and proactive approach in analyzing executive compensation practices and programs. During 2025, Semler Brossy attended Compensation Committee meetings, met with our Compensation Committee in executive sessions without our executive officers or other members of management, and met individually with our Compensation Committee members and our Compensation Committee Chair. Semler Brossy advised our Compensation Committee on its overall implementation of our compensation objectives, our equity program structure, our peer group, our director compensation practices, the compensation for our executive officers, including performing a competitive analysis of CEO compensation within our peer group, as well as for similarly situated companies outside of that group and the establishment of the compensation arrangements related to our executive leadership transition.

After considering the factors promulgated by the SEC for assessing the independence of its advisors, our Compensation Committee has determined that the work of Semler Brossy has not raised any conflict of interest.

TAX TREATMENT

Pursuant to the Tax Cuts and Jobs Act, compensation in excess of $1 million paid to our executive officers generally will not be deductible unless the compensation qualifies for certain transition relief.

ACCOUNTING CONSIDERATIONS

Our Compensation Committee considers the accounting treatment of various elements of our executive compensation program. We issue stock-based incentives in various forms to our executive officers. Outstanding stock-based incentives were in the form of restricted stock units, performance restricted stock units, stock options, phantom restricted stock units, phantom performance restricted stock units and stock appreciation rights. We follow the FASB ASC Topic 718 for our stock-based compensation awards. We measure compensation expense for restricted stock units at the market price of our common stock at the grant date. We measure compensation expense for performance restricted stock units and phantom performance restricted stock units at the expected payout of the awards. We measure compensation expense for the relative total shareholder return metric for our performance restricted stock units using a Monte-Carlo pricing model that is updated at “expected” payout. We measure compensation expense for stock options using a Black-Scholes option pricing model. We initially measure compensation expense for phantom restricted stock units at the market price of our common stock at the grant date and we remeasure and adjust at the end of each reporting period until the awards are fully vested. We initially measure compensation expense for stock appreciation rights using a Black-Scholes option pricing model at the grant date and we remeasure and adjust at the end of each reporting period until the stock appreciation rights are exercised or expire.

PART II — COMPENSATION DISCUSSION AND ANALYSIS | MASCO 2026

COMPENSATION COMMITTEE REPORT

The Compensation and Talent Committee, which is responsible for overseeing the Company’s executive compensation programs, has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Masco Corporation’s proxy statement.

Compensation Committee

Mark R. Alexander, Chair

Christopher A. O’Herlihy

Sandeep Reddy

Charles K. Stevens

MASCO 2026 | PART II — COMPENSATION DISCUSSION AND ANALYSIS

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote approving the compensation paid to our named executive officers. We believe the structure of our executive compensation programs, as described in the Compensation Discussion and Analysis in this Proxy Statement, promotes the long-term interests of our shareholders by attracting and retaining talented executives and motivating them to achieve our strategic business objectives and drive long-term value for our shareholders.

At our 2025 Annual Meeting, we submitted a non-binding advisory proposal to our shareholders to approve the compensation paid to our executive officers (a “say-on-pay proposal”). Approximately 91% of the votes cast on our say-on-pay proposal approved the compensation paid to our executive officers. We believe that this strong approval resulted from our continued focus on pay-for-performance.

Our Board recommends a vote FOR the following resolution providing an advisory approval of the compensation paid to our named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related materials disclosed in this proxy statement, is hereby approved.

Although the vote on this proposal is advisory and non-binding, our Compensation Committee and our Board will review and consider the result of the vote when making future determinations regarding our executive compensation programs. We will hold the next advisory vote on compensation of our named executive officers in 2027.

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for the approval of the foregoing resolution. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the vote on this proposal.

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table reports compensation earned during the years indicated by Jonathon Nudi, our principal executive officer, Richard Westenberg, our principal financial officer, Imran Ahmad, Jai Shah and Kenneth Cole, our three other most highly compensated executive officers in 2025 and Keith Allman, our former President and Chief Executive Officer, who concluded service with us on July 6, 2025. We refer to the individuals listed in the table collectively as our “executive officers.”

2025 Summary Compensation Table

Name and Principal Position	Year (d)	Salary ($) (e)	Bonus ($) (f)	Stock Awards ($) (g)	Option/SAR Awards ($) (h)	Non-Equity Incentive Plan Compensation ($) (i)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (j)	All Other Compensation ($) (k)	Total ($)

Jonathon J. Nudi President and Chief Executive Officer (a)	2025	528,850	—	4,034,887	1,120,019	273,600	—	684,596	6,641,952

Richard J. Westenberg Vice President, Chief Financial Officer and Treasurer	2025	769,048	—	597,680	597,466	211,200	—	73,637	2,249,031
	2024	741,322	570,000	1,105,523	580,086	525,700	—	110,368	3,632,999
	2023	153,366	380,000	1,999,962	—	—	—	3,164	2,536,492

Imran Ahmad Group President (b)	2025	549,777	—	397,457	397,482	141,908	—	61,387	1,548,011
	2024	522,506	—	724,766	375,029	349,800	—	94,602	2,066,703

	2023	442,318	—	902,297	374,919	521,600	—	451,435	2,692,569

Jai Shah Group President	2025	659,246	—	1,980,440	480,062	169,800	—	67,034	3,356,582
	2024	633,984	—	883,883	461,556	422,500	—	108,289	2,510,212
	2023	609,596	—	1,092,755	443,916	642,100	2,920	81,268	2,872,555

Kenneth G. Cole Vice President, General Counsel and Secretary	2025	630,167	—	428,088	428,325	151,500	—	64,719	1,702,799
	2024	604,630	—	784,907	407,980	376,900	—	102,150	2,276,567
	2023	569,530	—	944,128	344,310	567,400	—	78,062	2,503,430

Keith J. Allman Former President and Chief Executive Officer (c)	2025	671,829	—	2,590,943	2,584,377	342,962	—	117,544	6,307,655
	2024	1,274,354	—	4,858,947	2,442,903	1,682,100	—	393,517	10,651,821
	2023	1,274,354	—	5,876,604	2,442,978	2,658,900	8,768	214,777	12,476,381

Row (a): Jonathon Nudi’s service as our President and Chief Executive Officer commenced on July 7, 2025. This Summary Compensation Table does not include the compensation that Mr. Nudi received in his capacity as a member of our Board, which is reflected in the Director Compensation Table.

Row (b): Imran Ahmad’s service as our Group President concluded on December 31, 2025.

Row (c): Keith Allman’s service as our President and Chief Executive Officer concluded on July 6, 2025.

Year (column d): Information is only provided for the year(s) in which the individual served as an executive officer of our Company. Jonathon Nudi was not a named executive officer in 2023 or 2024.

Salary (column e): Salary includes amounts voluntarily deferred by each executive officer as salary reductions under our 401(k) Savings Plan.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

Bonus (column f): This column reports cash and non-cash bonuses awarded outside of our incentive compensation programs. In 2023, Richard Westenberg was awarded a $950,000 cash bonus in connection with his appointment as our Vice President, Chief Financial Officer, effective October 16, 2023, of which $380,000 was paid in 2023 and the remaining $570,000 was paid in 2024.

Stock Awards (column g): This column reports grants of RSUs and grants of PRSUs made in 2025, as follows:

2025 Stock Awards

Name	Restricted Stock Units ($)	Performance-Based Restricted Stock Units Granted Under Our 2025-2027 LTIP ($)	Total ($)

Jonathon J. Nudi	1,119,895	2,914,992	4,034,887

Richard J. Westenberg	—	597,680	597,680

Imran Ahmad	—	397,457	397,457

Jai Shah	1,500,055	480,385	1,980,440

Kenneth G. Cole	—	428,088	428,088

Keith J. Allman	—	2,590,943	2,590,943

•

For Jonathon Nudi, the amount reflected in the Restricted Stock Units column above reflects an initial grant of RSUs in connection with Mr. Nudi’s commencement of service as our President and Chief Executive Officer. We valued the RSUs at $65.30 per share, the closing price of our stock on July 7, 2025, the date the RSUs were granted. The RSUs vest in three equal installments over a three-year vesting period following the grant date.

•

For Jai Shah, the amount reflected in the Restricted Stock Units column above reflects a retention incentive grant of RSUs, which are valued at $74.15 per share, the closing price of our stock on March 6, 2025, the date the RSUs were granted. The RSUs vest in two equal installments over a two-year vesting period following the grant date, subject to Mr. Shah remaining employed by the Company through each vesting date.

•

The amounts reflected in the Performance-Based Restricted Stock Units Granted Under Our 2025-2027 LTIP column above are grants of PRSUs made in 2025 under our LTIP. The amounts reflected are based on the assumption that the target award will be earned at the end of the three-year performance period. The actual number of shares of stock awarded, if any, will be determined after the three-year performance period concludes on December 31, 2027.

•

For Richard Westenberg, Imran Ahmad, Jai Shah, Kenneth Cole and Keith Allman, the grants are valued at $74.71 per share, the closing price of our stock on February 27, 2025, the date the PRSUs were granted.

•

For Jonathon Nudi, the grant is valued at $65.30 per share, the closing price of our stock on July 7, 2025, the date on which Mr. Nudi’s PRSUs were granted. His target award is pro-rated based for his actual service during the performance period.

•	Keith Allman will be granted a share award, if the established performance goals are met, pro-rated to reflect the time that he was employed during the performance period.

•

The value of the awards, assuming that the maximum goal under our LTIP is achieved or exceeded, is: $5,829,984 for Jonathon Nudi; $1,195,360 for Richard Westenberg; $794,914 for Imran Ahmad; $960,770 for Jai Shah; $856,176 for Kenneth Cole; and $5,181,886 for Keith Allman (subject to pro-ration as described above).

•

We did not grant transition year RSU awards to our executive officers following our adoption of a forward-looking annual RSU award in replacement of our backward-looking RSU award in 2025. Therefore, the Restricted Stock Units column above does not include a grant of RSUs in 2025. RSUs granted in 2025 were earned by 2024 performance and are reflected in 2024 compensation.

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

As of December 31, 2025, upon his conclusion of service with the Company, Imran Ahmad’s unvested RSUs applicable to the 2023 and 2024 performance years and PRSUs granted under our 2024-2026 LTIP and 2025-2027 LTIP were forfeited.

Option/SAR Awards (column h): This column reports the aggregate grant date fair value of the award, calculated in accordance with accounting guidance. In determining the grant date fair value, we used the same assumptions that can be found in the notes to our financial statements included in our Annual Report on Form 10-K for the corresponding year. These amounts do not correspond to the actual value the executive officer will realize, which will depend on overall market conditions, the future performance of our common stock and the timing of exercise of the option/SAR.

Non-Equity Plan Incentive Compensation (column i): The amounts reported in this column reflect the annual performance-based cash bonuses that were earned for the year indicated, based on the achievement of performance targets as described in the CD&A above.

Change in Pension Value & Nonqualified Deferred Compensation Earnings (column j): This column reports changes in the sum of year-end pension values, which reflect actuarial factors and variations in interest rates used to calculate present values. Increases in pension values do not represent increased benefit accruals, since benefits in our domestic defined benefit plans were frozen effective January 1, 2010. These values were obtained by comparing the present value of accumulated benefits for December 31 of the year indicated (shown for 2025 in the “2025 Pension Plan Table”) to the comparable amount for the prior year. We calculated the pension values for each of 2025, 2024 and 2023, as applicable, using the same assumptions that can be found in the notes to our financial statements included in our Annual Report on Form 10-K for the corresponding years. This 2025 Summary Compensation Table shows no increases for 2025 or 2024, since all values decreased due to the effect of rising interest rate assumptions used in the calculations.

All Other Compensation (column k): We provided our executive officers with the following other benefits in 2025:

2025 All Other Compensation

Name	Profit Sharing and 401(k) Matching Contributions ($)	Financial Planning Expense ($)	Personal Use of Company Aircraft ($)	Relocation- Related Expenses ($)	Other ($)	Total ($)

Jonathon J. Nudi	—	6,500	122,903	549,497	5,696	684,596

Richard J. Westenberg	63,637	10,000	—	—	—	73,637

Imran Ahmad	51,387	10,000	—	—	—	61,387

Jai Shah	57,034	10,000	—	—	—	67,034

Kenneth G. Cole	54,719	10,000	—	—	—	64,719

Keith J. Allman	14,000	10,000	93,544	—	—	117,544

•

The amounts reflected in the Profit Sharing and 401(k) Matching Contributions column include contributions under the 401(k) Savings Plan and the portions of the Benefit Restoration Plan applicable to that plan.

•

The amounts reflected in the Personal Use of Company Aircraft column reflect the incremental cost to us for personal use of the Company aircraft by Mr. Nudi and Mr. Allman. The incremental cost includes the cost for fuel, landing and parking fees, variable maintenance, variable pilot expenses for travel and any special catering costs. The amount for Mr. Nudi is reduced by the amount he reimbursed the Company pursuant to our Aircraft Time Sharing Agreement with him.

•

The amount reflected as relocation expense for Mr. Nudi includes a $350,000 relocation bonus and a tax equalization payment of $199,497 in connection with the reimbursement of moving expenses incurred at our request.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS

The following table provides information about:

•	the potential payouts that were available to our eligible executive officers under our 2025 annual performance-based cash bonus award opportunity;

•	the potential payouts available to our eligible executive officers under our 2025-2027 LTIP;

•	the grants of PRSUs we made in 2025 under our 2025-2027 LTIP; and

•	the grants of stock options we made in 2025.

Our CD&A above describes our annual performance-based cash bonus award opportunities, performance targets, our LTIP and grants of stock options.

2025 Grants of Plan-Based Awards

	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (a) (#)	Exercise or Base Price of Option Awards ($ Per Share)	Grant Date Fair Value of Stock and Option Awards ($) (b)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jonathon J. Nudi	N/A-1	Cash (a)	330,000	1,650,000	3,300,000
	7/7/2025	PRSU (b)				8,928	44,640	89,280	44,640			2,914,992
	7/7/2025	RSU (c)							17,150			1,119,895
	7/7/2025	Option (d)								54,260	65.30	1,120,019

Richard J. Westenberg	N/A-1	Cash (a)	124,259	621,296	1,242,592
	2/27/2025	PRSU (b)				1,600	8,000	16,000	8,000			597,680
	2/13/2025	Option (d)								24,020	77.62	597,466

Imran Ahmad	N/A-1	Cash (a)	83,475	417,375	834,750
	2/27/2025	PRSU (b)				1,064	5,320	10,640	5,320			397,457
	2/13/2025	Option (d)								15,980	77.62	397,482

Jai Shah	N/A-1	Cash (a)	99,859	499,295	998,590
	2/27/2025	PRSU (b)				1,286	6,430	12,860	6,430			480,385
	3/6/2025	RSU (c)							20,230			1,500,055
	2/13/2025	Option (d)								19,300	77.62	480,062

Kenneth G. Cole	N/A-1	Cash (a)	89,092	445,460	890,920
	2/27/2025	PRSU (b)				11,460	5,730	11,460	5,730			428,088
	2/13/2025	Option (d)								17,220	77.62	428,325

Keith J. Allman	N/A-1	Cash (a)	393,775	1,968,876	3,937,752
	2/27/2025	PRSU (b)				6,936	34,680	69,360	34,680
	2/13/2025	Option (d)								103,900	77.62	2,584,377

Cash (a): These amounts reflect the threshold, target, and maximum opportunities under our 2025 annual performance-based cash bonus program described in our CD&A. The resulting cash bonus payments were made in February 2026 and are reported in the 2025 Summary Compensation Table above.

PRSU (b): These amounts reflect the threshold, target, and maximum opportunities under our LTIP relating to the 2025-2027 performance period, and the number of PRSUs that were granted, assuming the target award would be earned at the end of the performance period. The grants of PRSUs on February 27, 2025 were valued at $74.71 per share, the closing price of our stock on February 27, 2025. Mr. Nudi’s grant of PRSUs on July 7, 2025 was valued at $65.30 per share, the closing price of our stock on July 7, 2025. The actual number of shares awarded, if any, will be determined after the three-year performance period concludes on December 31, 2027. Imran Ahmad’s grant was

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

forfeited upon his conclusion of service with the Company on December 31, 2025. Keith Allman will be granted a share award, if the established performance goals are met, pro-rated to reflect the time that he was employed during the performance period.

RSU (c):

•

On July 7, 2025, Jonathon Nudi received a grant of 17,150 RSUs in connection with his commencement of service as our President and Chief Executive Officer. The RSUs vest in three equal installments over a three-year vesting period beginning in February 2026.

•

On March 6, 2025, Jai Shah received a retention incentive grant of 20,230 RSUs, which vest in two equal installments over a two-year vesting period following the grant date, subject to Mr. Shah remaining employed by the Company through each vesting date.

Option (d): These amounts reflect the number and value (which is determined in accordance with accounting guidance) of stock options granted to each executive officer in 2025. The stock options granted vest in three equal installments over a three-year period and remain exercisable until ten years from the date of grant. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of our common stock at a future date when the option is exercised. Imran Ahmad’s grant was forfeited upon his conclusion of service with the Company on December 31, 2025. Keith Allman’s grant was pro-rated upon his retirement to reflect actual service in 2025.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

We make equity grants under our 2024 Long Term Stock Incentive Plan. We refer to this plan in this proxy statement as our “Equity Plan.” The following table shows, for each executive officer as of December 31, 2025:

•	vested and unvested stock options/SAR outstanding;

•	the aggregate number of unvested RSUs and phantom RSUs;

•	the market value of unvested RSUs and phantom RSUs based on the closing price of our common stock on December 31, 2025, which was $63.46 per share;

•	the aggregate number of PRSUs and phantom PRSUs granted under our 2023-2025 LTIP, 2024-2026 LTIP and 2025-2027 LTIP; and

•	the market value of those PRSUs and phantom PRSUs based on the closing price of our common stock on December 31, 2025.

Our executive officers do not have voting or investment power over unvested RSUs or unexercised stock options. The value each executive officer will realize when the RSUs or phantom RSUs vest will depend on the value of our common stock on the vesting date.

2025 Outstanding Equity Awards at Fiscal Year-End

	Option/SAR Awards					Stock Awards

Name	Original Grant Date (a)	Number of Securities Underlying Unexercised Options/SAR Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Jonathon J. Nudi						21,040	1,335,198	44,640	2,832,854
	07/07/2025	—	54,260	65.30	02/13/2035

Richard J. Westenberg						32,157	2,040,683	15,740	998,860
	02/16/2024	8,157	16,313	73.16	02/16/2034
	02/13/2025	—	24,020	77.62	02/13/2035

Imran Ahmad						—	—	7,150	453,739
	02/13/2023	14,780	—	56.56	02/13/2033
	02/16/2024	5,273	—	73.16	02/16/2034
	02/13/2025	—	—	77.62	02/13/2035

Jai Shah						31,524	2,000,513	21,050	1,335,833
	02/11/2020	36,910	—	47.53	02/11/2030
	02/09/2021	29,800	—	56.29	02/09/2031
	02/08/2022	29,320	—	59.15	02/08/2032
	02/13/2023	17,500	8,750	56.56	02/13/2033
	02/16/2024	6,490	12,980	73.16	02/16/2034
	02/13/2025	—	19,300	77.62	02/13/2035

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

	Option/SAR Awards					Stock Awards

Name	Original Grant Date (a)	Number of Securities Underlying Unexercised Options/SAR Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Kenneth G. Cole						10,034	636,758	18,240	1,157,510
	02/10/2017	27,790	—	33.75	02/10/2027
	02/09/2018	24,110	—	42.13	02/09/2028
	02/07/2019	34,470	—	35.52	02/07/2029
	02/11/2020	29,330	—	47.53	02/11/2030
	02/09/2021	23,680	—	56.29	02/09/2031
	02/08/2022	22,640	—	59.15	02/08/2032
	02/13/2023	13,573	6,787	56.56	02/13/2033
	02/16/2024	5,737	11,473	73.16	02/16/2034

	02/13/2025	—	17,220	77.62	02/13/2035

Keith J. Allman						60,267	3,824,544	115,720	7,343,591
	02/08/2022	55,544	—	59.15	02/08/2032
	02/13/2023	48,154	48,153	56.56	02/13/2033
	02/16/2024	34,350	68,700	73.16	02/16/2034
	02/13/2025	—	40,170	77.62	02/13/2035

Option/SAR Awards (column a): The awards granted prior to 2020 vested in five equal annual installments commencing in the year following the year of grant. The awards granted in and after 2020 vest in three equal annual installments commencing in the year following the year of grant. Imran Ahmad’s unvested awards were forfeited upon his conclusion of service with our Company on December 31, 2025. Mr. Ahmad had 90 days following his conclusion of service to exercise his exercisable awards after which any remaining unexercised awards were cancelled.

Stock Awards (column b): This column reflects unvested RSUs, which vest in three equal installments commencing in the year following the year of grant. Imran Ahmad’s unvested RSUs were forfeited upon his conclusion of service with our Company on December 31, 2025.

Stock Awards (column c): This column reflects PRSUs that were granted under our 2023-2025 LTIP, 2024-2026 LTIP and 2025-2027 LTIP, as applicable. The number of PRSUs granted was based upon an assumption that the target award would be earned at the end of the three-year performance period. The actual number of shares awarded, if any, is determined after the three-year performance period concludes. Jonathon Nudi did not participate in our 2023-2025 LTIP or 2024-2026 LTIP, and the grant to him under our 2025-2027 LTIP was pro-rated for his actual service during the performance period. Richard Westenberg did not participate in our 2023-2025 LTIP. The grant to Imran Ahmad under our 2023-2025 LTIP was in the form of a phantom PRSU and the grants to Mr. Ahmad under our 2024-2026 LTIP and our 2025-2027 LTIP were forfeited upon his conclusion of service with our Company on December 31, 2025. Keith Allman will be granted a share award under the 2025-2027 LTIP, if the established performance goals are met, pro-rated to reflect the time that he was employed during the performance period.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired, and the value realized, by each of our executive officers during 2025, in connection with the exercise of stock options and the vesting of restricted stock previously awarded to each executive officer.

2025 Options Exercised and Stock Vested

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jonathon J. Nudi	—	—	—	—

Richard J. Westenberg	—	—	12,693	965,810

Imran Ahmad (a)	—	—	6,853	521,445

Jai Shah	82,910	3,238,530	7,173	545,794

Kenneth G. Cole	—	—	5,786	440,257

Keith J. Allman	—	—	36,973	2,813,276

Row (a): For Imran Ahmad, 4,477 of his stock awards that vested in 2025 were phantom restricted stock units, which settled in cash.

RETIREMENT PLANS

This section describes the retirement plans available to our executive officers.

Defined Contribution Plans

Our defined contribution plans are the tax-qualified 401(k) Savings Plan and the non-qualified Benefits Restoration Plan (“BRP”) applicable to the 401(k) Savings Plan. All of our executive officers participate in both of our defined contribution plans. We offer no other plans of deferred compensation that would permit the election of deferrals of cash compensation by our executive officers.

401(k) Savings Plan

Our 401(k) Savings Plan is available to eligible employees and provides two employer contribution components, if applicable. The first employer contribution component is a matching contribution under which we match a percentage of an employee’s compensation deferred into the 401(k) Savings Plan. The second component is a discretionary profit sharing contribution that is guided by the operating profit performance target goal used to determine annual performance-based cash bonuses (see “Our 2025 Annual Performance Program” above). Our Compensation Committee has established our maximum profit sharing contribution percentage at 10% of each participant’s annual earnings (base salary and cash bonus).

Defined Contribution Portion of the BRP

The defined contribution portion of our BRP is available to our highly compensated employees and is not funded. Under the BRP, we make account allocations reflecting our 401(k) Savings Plan employer match (in 2025, for contributions up to $23,500), profit sharing contribution amounts that exceed the Code’s limitations, and earnings (or losses) on participants’ accounts. Following a participant’s termination of employment, the BRP account is paid by us in a lump sum.

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

2025 Non-Qualified Deferred Compensation

(Defined Contribution Portion of the Benefits Restoration Plan)

Name	Masco Allocations ($) (a)	Aggregate Earnings ($) (b)	Aggregate Withdrawals / Distributions ($) (c)	Aggregate Balance at December 31, 2025 ($) (d)

Jonathon J. Nudi	—	—	—	—

Richard J. Westenberg	38,787	12,755	—	78,968

Imran Ahmad	26,537	20,441	—	107,228

Jai Shah	32,184	150,922	—	1,234,089

Kenneth G. Cole	29,869	123,653	—	795,318

Keith J. Allman	—	503,522	—	3,645,615

Masco Allocations (column a): This column reports the amount of our 2025 plan year allocation to each executive officer’s BRP account. Amounts in this column are included in the “All Other Compensation” column in the 2025 Summary Compensation Table.

Aggregate Earnings (column b): This column reports the amount of earnings (or losses) posted to the account in 2025.

Aggregate Withdrawals / Distributions (column c): This column reports the aggregate amount of all withdrawals or distributions from the account in 2025.

Aggregate Balance (column d): This column reports the account’s ending balance at December 31, 2025. The following amounts included in this column were previously reported as compensation in our Summary Compensation Table for 2023 and 2024:

Name	Masco Allocations Reported in 2023 ($)	Masco Allocations Reported in 2024 ($)

Richard J. Westenberg	N/A	66,213

Imran Ahmad	33,264	50,447

Jai Shah	31,668	64,134

Kenneth G. Cole	28,462	57,995

Keith J. Allman	84,848	220,907

Defined Benefit Pension Plans

In 2025, our defined benefit pension plans included the non-qualified BRP applicable to our tax-qualified Masco Corporation Pension Plan, which was terminated in 2021. Our defined benefit pension plans were frozen for future benefit accruals effective January 1, 2010. Consequently, the defined benefit pension benefits accrued for each of our executive officers are fixed.

Defined Benefit Portion of the BRP

The BRP provides that at age 65, a participant receives a monthly payment for the remainder of his or her life, with five years’ payments guaranteed. Employees became 100% vested in their pension benefit after completing five years of employment with us. The benefits paid are reduced for early retirement if commenced prior to age 65. The maximum credited service under the defined benefit portion of the BRP was 30 years. If a participant who has ten or more years of service becomes disabled while employed by us, they are eligible to receive a disability benefit equal to the participant’s accrued benefit. Keith Allman and Jai Shah are participants in the defined benefit portion of our BRP.

Pension Plan Table

The 2025 Pension Plan Table below reports the estimated present values on December 31, 2025 of accumulated benefits for each of our executive officers under the defined benefit portion of the BRP, as applicable.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

2025 Pension Plan Table

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefits ($) (b)

Jai Shah	Defined Benefit Portion - BRP	6	33,101

Keith J. Allman	Defined Benefit Portion - BRP	12	108,705

Number of Years Credited Service (column a): This column reports credited service through January 1, 2010, the date on which accruals under our defined benefit pension plans were frozen, for years of employment with us and our subsidiaries. We have not granted additional accruals to any of the executive officers, and this plan does not provide for personal contributions or additional income deferral elections.

Present Value of Accumulated Benefits (column b): Amounts in this column were calculated as of December 31, 2025 using the normal form of benefit payable under each plan and the same discount rates and mortality assumptions as described in the notes to financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Although SEC disclosure rules require a present value calculation, this plan (other than in the event of a change in control) currently does not provide benefits in a lump sum.

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

PAYMENT UPON CHANGE IN CONTROL, RETIREMENT, TERMINATION, DISABILITY OR DEATH

We do not have employment agreements or change in control agreements with any of our executive officers. The following sections describe and quantify the benefits and compensation which each of our executive officers would have been entitled to under our existing plans and arrangements, assuming a change in control and terminations of employment under certain conditions had occurred on December 31, 2025. Our executive officers may also be entitled to receive certain benefits upon retirement, voluntary or involuntary termination, disability or death, as described below. The benefits in those cases would be paid on a monthly basis and, other than the BRP defined contribution component, not as lump sum payments. Keith Allman, who concluded service as an executive officer on July 6, 2025, and Imran Ahmad, who concluded service as an executive officer on December 31, 2025, are not included in the tables below.

Payment Upon Change in Control

If we experienced a change in control, our executive officers would receive lump-sum payments of benefits under the BRP. Additionally, the BRP provides that participants could receive reimbursement in the case of imposition of excise tax upon a change in control. None of our plans provide for additional accrual of benefits in the case of a change in control.

The following table reports the values of all payments (other than from our tax-qualified retirement plans) assuming a change in control (and a termination of employment under certain conditions) had occurred on December 31, 2025.

Name	Cash ($)	Equity ($) (a)	BRP Payments ($) (b)	Perquisites ($)	Excise Tax Reimbursement ($) (c)	Other ($)	Total ($)

Jonathon J. Nudi	—	1,335,198	—	—	—	—	1,335,198

Richard J. Westenberg	—	2,040,683	117,756	—	—	—	2,158,439

Jai Shah	—	2,060,888	1,299,556	—	—	—	3,360,444

Kenneth G. Cole	—	683,588	825,187	—	—	—	1,508,775

Equity (column a): A change in control would trigger vesting (assuming a termination of employment under certain conditions had occurred) of unvested RSUs and stock option awards, the total value of which is shown in this column. This column is comprised of the incremental values for vestings of RSUs (as shown in the 2025 Outstanding Equity Awards at Fiscal Year-End table above), plus the intrinsic values for vesting of stock options/SAR (based on our closing stock price of $63.46 on December 31, 2025): $60,375 for Jai Shah; and $46,830 for Kenneth Cole.

BRP Payments (column b): Amounts calculated for the BRP utilize the discount rates and mortality assumptions equal to the Pension Benefit Guarantee Corporation discount rates for lump sums in plan terminations, as in effect four months prior to the change in control, and the UP-1984 mortality table (both of which differ from the rates and assumptions used to calculate the lump sums reported in the Pension Plan Table). Amounts in this column also include amounts shown in the 2025 Non-Qualified Deferred Compensation table above.

Excise Tax Reimbursement (column c): Excise tax reimbursements apply only to agreements entered into prior to 2012. As of December 31, 2025, no individual’s payments would have exceeded applicable limits in the Code for parachute payments; therefore, no amounts are shown in this column.

MASCO 2026 | PART III — COMPENSATION OF EXECUTIVE OFFICERS

Payment Upon Retirement

Upon retirement at or after age 65, our executive officers would be fully vested in the accumulated pension benefits shown in the table below. Following retirement, our equity awards generally continue to vest in accordance with the remaining vesting period.

Name	BRP Benefit - Defined Benefit Portion ($)	BRP Benefit - Defined Contribution Portion ($)	Total ($)

Jonathon J. Nudi	—	—	—

Richard J. Westenberg	—	117,755	117,755

Jai Shah	33,101	1,266,273	1,299,374

Kenneth G. Cole	—	825,187	825,187

Payment Upon Termination

If a voluntary or involuntary termination of employment had occurred on December 31, 2025, our executive officers would be fully vested in the accumulated pension benefits shown in the table below. Absent an agreement for post-termination extended vesting, termination of employment would result in forfeiture to us of all unvested equity awards. Vested stock options would remain exercisable for 30 days, in the case of voluntary termination, or 90 days, in the case of involuntary termination, but not beyond the originally-specified option expiration date.

Name	BRP Benefit - Defined Benefit Portion ($)	BRP Benefit - Defined Contribution Portion ($)	Total ($)

Jonathon J. Nudi	—	—	—

Richard J. Westenberg	—	117,755	117,755

Jai Shah	33,101	1,266,273	1,299,374

Kenneth G. Cole	—	825,187	825,187

Payment Upon Disability

If a disability had terminated the employment of any of our executive officers on December 31, 2025, the executive officer would receive the benefits as reported in the table below. Each executive officer would also receive a benefit of $144,000 per year, payable from our long-term disability insurance policy. Any disability benefit received would terminate upon the earliest of death, recovery from disability or age 65, at which time the applicable retirement, termination or death benefits would become effective. In addition, all restrictions on RSUs would lapse and all unvested stock options would become exercisable for the period of time allowed under the original awards.

Name	BRP Benefit - Defined Benefit Portion ($)	BRP Benefit - Defined Contribution Portion ($)	Equity ($) (a)	Total Benefit ($)

Jonathon J. Nudi	—	—	1,335,198	1,335,198

Richard J. Westenberg	—	117,755	2,040,683	2,158,438

Jai Shah	40,572	1,266,273	2,060,888	3,367,733

Kenneth G. Cole	—	825,187	683,588	1,508,775

Equity (column a): Disability would trigger vesting of unvested equity awards, the total value of which is shown in this column. This column is comprised of the incremental values for vesting of RSUs (as shown in the last column of the “2025 Outstanding Equity Awards at Fiscal Year-End” table above), plus the intrinsic values for vesting of stock options (based on our closing stock price of $63.46 on December 31, 2025): $60,375 for Jai Shah; and $46,830 for Kenneth Cole.

PART III — COMPENSATION OF EXECUTIVE OFFICERS | MASCO 2026

Payment Upon Death

If death had terminated the employment of any of our executive officers on December 31, 2025, the surviving spouse of the executive officer would receive the benefits as set forth in the table below. If the executive officer does not have a surviving spouse, a designated beneficiary (if applicable) would receive the benefits below, with the exception of the benefit under the defined benefit portion of the BRP. In addition, all restrictions on RSUs would lapse and all unvested stock options would become exercisable for up to a year, but not beyond the originally-specified option expiration date.

Name	BRP Benefit - Defined Benefit Portion ($)	BRP Benefit - Defined Contribution Portion ($)	Equity ($) (a)	Total Benefit ($)

Jonathon J. Nudi	—	—	1,335,198	1,335,198

Richard J. Westenberg	—	117,755	2,040,683	2,158,438

Jai Shah	13,895	1,266,273	2,060,888	3,341,056

Kenneth G. Cole	—	825,187	683,588	1,508,775

Equity (column a): Death would trigger vesting of unvested equity awards, the total value of which is shown in this column. This column is comprised of the incremental values for vesting of RSUs (as shown in the last column of the “2025 Outstanding Equity Awards at Fiscal Year-End” table above), plus the intrinsic values for vesting of stock options (based on our closing stock price of $63.46 on December 31, 2025): $60,375 for Jai Shah; and $46,830 for Kenneth Cole.

Other Arrangements

As noted above in our CD&A, it is our general policy not to enter into employment agreements, although, at our discretion, we may enter into severance arrangements or arrangements for an executive officer’s service following termination of employment. Such arrangements may include continued vesting of equity awards that would otherwise be forfeited, as well as provisions restricting competitive activities following termination.

MASCO 2026
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PART III — COMPENSATION OF EXECUTIVE OFFICERS

CEO PAY RATIO
To identify our median employee for purposes of the pay ratio disclosure, we reviewed the annual base salaries
for all persons who were employed by us on October 1, 2023, excluding approximately 180 employees of Sauna360 Group Oy, which we acquired in 2023, and excluding Mr. Allman, our then President and CEO. We included persons employed on a full-time, part-time, seasonal or temporary basis and did not make any estimates, assumptions or adjustments to any annual base salaries. As permitted by SEC rules, the median employee for our 2025 pay ratio is the same individual we identified for our 2023 pay ratio.
We calculated annual total compensation for our median employee using the same methodology we used for our executive officers as set forth in the above 2025 Summary Compensation Table. The total compensation of the median employee was $52,107, including wages, overtime pay, non-equity
incentive program pay and company 401(k) match. Since both Mr. Allman and Mr. Nudi served as our President and CEO
(non-concurrently)
in 2025, we combined the 2025 annual total compensation for each of Mr. Allman and Mr. Nudi (in his capacity as our President and CEO) for the purposes of this pay ratio disclosure. The combined annual total compensation of our CEOs was $12,949,607. The resulting pay ratio is 249:1.
PAY VERSUS PERFORMANCE
The following table reflects compensation “actually paid” (as defined in the applicable SEC rules) to our principal executive officer (PEO) and our non-PEO
executive officers. Our Compensation Committee did not consider the information provided in the table in structuring or determining compensation for our executive officers. For a complete discussion of our executive compensation program, refer
to the CD&A section above.
2025 Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO Nudi ($)	Compensation Actually Paid to PEO Nudi ($) (b)	Summary Compensation Table Total for PEO Allman ($)	Compensation Actually Paid to PEO Allman ($) (b)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (b)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($) (d)	Company Selected Measure
							Masco Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (c)		Operating Profit (in millions) ($) (e)

2025	6,641,952	6,122,716	6,307,655	4,098,429	2,214,106	1,378,518	116	83	810	1,256

2024			10,651,821	13,494,503	2,621,620	2,854,454	151	108	822	1,372

2023			12,476,381	17,142,621	2,310,266	2,938,306	150	123	908	1,358

2022			6,261,228	(7,130,941)	1,614,199	(1,055,881)	102	104	844	1,334

2021			13,410,774	30,690,004	3,190,993	6,693,250	150	147	410	1,412
Year (column a):
For each year listed, our PEO and
Non-PEO
executive officers are as
follows
:

Year	PEO	Non-PEO Executive Officers

2025	Jonathon Nudi, Keith Allman	Richard Westenberg, Imran Ahmad, Jai Shah and Kenneth Cole.

2024	Keith Allman	Richard Westenberg, Imran Ahmad, Jai Shah and Kenneth Cole.

2023	Keith Allman	Richard Westenberg, Imran Ahmad, Jai Shah, Kenneth Cole, John Sznewajs and David Chaika

2022	Keith Allman	John Sznewajs, Richard O’Reagan, Jai Shah and Kenneth Cole

2021	Keith Allman	John Sznewajs, Richard O’Reagan, Jai Shah and Kenneth Cole

PART III — COMPENSATION OF EXECUTIVE OFFICERS

|
 MASCO 2026

Compensation “Actually Paid” to PEO and Average Compensation “Actually Paid” to
Non-PEO
executive officers (columns b):
The compensation “actually paid” to our PEO and our
non-PEO
executive officers reflects the following adjustments from Total
Compensation
as reported in our Summary Compensation Table for the fiscal years 2025, 2024, 2023, 2022 and 2021:

	PEO Nudi	PEO Allman	Average of Non-PEOs

Total Reported in 2025 Summary Compensation Table	6,641,952	6,307,655	2,214,106

Less, grant date fair value of equity awards reported in the 2025 Summary Compensation Table	(5,154,906)	(5,175,320)	(1,326,750)

Plus, year-end fair value of equity awards granted in 2025 that are unvested and outstanding, as of 2025 year-end	4,632,895	4,497,028	1,083,540

Plus, change in the fair value as of 2025 year end for equity awards granted in prior years that are unvested and outstanding	—	(1,611,655)	(264,909)

Plus, change in fair value as of the vesting date of equity awards granted in prior year that vested during 2025	—	726,067	98,846

Less, fair value of equity awards forfeited in 2025	—	(748,264)	(443,027)

Plus, dividends earned during 2025 on unvested equity awards	2,775	102,918	16,711

Total Adjustments	(519,236)	(2,209,226)	(835,588)

Actual Compensation Paid for Fiscal Year 2025	6,122,716	4,098,429	1,378,518

	PEO	Average of Non-PEOs

Total Reported in 2024 Summary Compensation Table	10,651,821	2,621,620

Less, grant date fair value of equity awards reported in the 2024 Summary Compensation Table	(7,301,850)	(1,330,933)

Plus, year-end fair value of equity awards granted in 2024 that are unvested and outstanding, as of 2024 year-end	8,209,000	1,305,781

Plus, change in the fair value as of 2024 year end for equity awards granted in prior years that are unvested and outstanding	498,206	111,780

Plus, change in fair value as of the vesting date of equity awards granted in prior year that vested during 2024	1,300,650	131,694

Plus, dividends earned during 2024 on unvested equity awards	136,676	14,513

Total Adjustments	2,842,682	232,834

Actual Compensation Paid for Fiscal Year 2024	13,494,503	2,854,454

	PEO	Average of Non-PEOs

Total Reported in 2023 Summary Compensation Table	12,476,381	2,310,266

Less, grant date fair value of equity awards reported in the 2023 Summary Compensation Table	(8,319,582)	(1,228,390)

Less, change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the 2023 Summary Compensation Table	(8,768)	(49,671)

Plus, year-end fair value of equity awards granted in 2023 that are unvested and outstanding, as of 2023 year-end	7,016,448	1,284,267

Plus, change in the fair value as of 2023 year end for equity awards granted in prior years that are unvested and outstanding	3,981,180	418,608

Plus, change in fair value as of the vesting date of equity awards granted in prior year that vested during 2023	1,893,102	222,782

Less, fair value of equity awards forfeited in 2023	—	(34,101)

Plus, dividends earned during 2023 on unvested equity awards	103,860	14,545

Total Adjustments	4,666,240	628,040

Actual Compensation Paid for Fiscal Year 2023	17,142,621	2,938,306

MASCO 2026
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PART III — COMPENSATION OF EXECUTIVE OFFICERS

	PEO	Average of Non-PEOs

Total Reported in 2022 Summary Compensation Table	6,261,228	1,614,199

Less , grant date fair value of equity awards reported in the 2022 Summary Compensation Table	(4,886,111)	(956,181)

Plus, year-end fair value of equity awards granted in 2022 that are unvested and outstanding, as of 2022 year-end	6,696,354	1,338,718

Plus, change in the fair value as of 2022 year end for equity awards granted in prior years that are unvested and outstanding	(12,542,087)	(2,514,590)

Plus, change in fair value as of the vesting date of equity awards granted in prior years that vested during 2022	(2,736,067)	(553,825)

Plus, dividends earned during 2022 on unvested equity awards	75,742	15,798

Total Adjustments	(13,392,169)	(2,670,080)

Actual Compensation Paid for Fiscal Year 2022	(7,130,941)	(1,055,881)

	PEO	Average of Non-PEOs

Total Reported in 2021 Summary Compensation Table	13,410,774	3,190,993

Less, grant date fair value of equity awards reported in the 2021 Summary Compensation Table	(8,273,513)	(1,645,343)

Plus, year-end fair value of equity awards granted in 2021 that are unvested and outstanding, as of 2021 year-end	11,920,041	2,358,316

Plus, change in the fair value as of 2021 year end for equity awards granted in prior years that are unvested and outstanding	13,660,599	2,793,148

Plus, change in fair value as of the vesting date of equity awards granted in prior year that vested during 2021	(96,350)	(18,599)

Plus, dividends earned during 2021 on unvested equity awards	68,453	14,735

Total Adjustments	17,279,230	3,502,257

Actual Compensation Paid for Fiscal Year 2021	30,690,004	6,693,250
The fair value or change in fair value of equity awards reflected in the tables above were determined as follows:

•	For RSUs and phantom RSUs, using the closing stock price on the applicable year-end or vesting date .

•	For stock options/SAR, using a Black-Scholes value as of the applicable year-end or vesting date.

•	For PRSUs and phantom PRSUs using the closing stock price on the applicable year-end or vesting date and adjusted for the estimated performance achievements, as applicable.
Peer Group Total Shareholder Return (column c):
Our peer group total shareholder return is calculated using the Standard & Poor’s Consumer Durables & Apparel Index, which we use for the stock performance graph required by Item 201(e) of Regulation
S-K,
from December 31, 2020 through December 31 of the applicable listed year.
Net Income (column d):
Net income as reflected in the table above is as reported in our financial statements and is calculated in accordance with accounting guidelines.
Company Selected Measure—Operating Profit (column e):
Operating profit is the highest weighted financial performance metric in our annual performance program. To calculate our operating profit for purposes of this program we adjust our reported operating profit to exclude the effect of special and other non-recurring
income and expenses. Operating profit is also a measure used in our calculation of ROIC under our LTIP. See “Our 2025 Annual Cash-Based Performance Program” above for a description of these adjustments for 2025.

PART III — COMPENSATION OF EXECUTIVE OFFICERS

|
 MASCO 2026

Pay Versus Performance
Relationships
The following charts set forth the relationships between compensation “actually paid” to our PEO, the average of compensation “actually paid” to our non-PEO
executive officers, and our cumulative TSR, Standard and Poor’s Consumer Durables & Apparel Index cumulative TSR, our annual net income and our annual operating profit over the five-year period from 2021-2025.

Compensation Actually Paid Relative to Cumulative Total Shareholder Return

$40,000,000
$30,000,000
$20,000,000
$10,000,000
$—
$(10,000,000)
Compensation Actually Paid
$180
$150
$120
$90
$60
Cumulative Total Shareholder Return
2021
2022
2023
2024
2025
PEO Nudi Compensation Actually Paid
PEO Allman Compensation Actually Paid
Non-PEO Average Compensation Actually Paid
Our Cumulative TSR
Peer Group TSR

MASCO 2026
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PART III — COMPENSATION OF EXECUTIVE OFFICERS

Our Most Important Financial Performance Measures
The following financial performance measures are those measures which, in our assessment, represent the most important financial measures used by us to link our performance to compensation “actually paid” to our executive officers for 2025. The measures in this list are not ranked.

Earnings per Share

Net Sales

Operating Profit

Relative Total Shareholder Return

Return on Invested Capital

PART IV — AUDIT MATTERS | MASCO 2026

AUDIT COMMITTEE REPORT

The Audit Committee consists of five members of the Board of Directors, each of whom is independent. The Audit Committee assists the Board of Directors in fulfilling the Board’s responsibility for oversight of the integrity of our financial statements, the effectiveness of our internal controls over financial reporting, the qualifications, independence, performance and remuneration of our independent registered public accounting firm (“independent auditors”), the performance of our internal audit function, our compliance with legal and regulatory requirements, and compliance by our employees and officers with our Code of Ethics. Management is responsible for the accuracy of our financial statements and our reporting process, including our system of internal controls over financial reporting. In discharging its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2025 and our processes to ensure the accuracy of our financial statements.

The Audit Committee obtained from and discussed with our independent auditors, PricewaterhouseCoopers LLP (“PwC”), the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence. The Audit Committee discussed with PwC any relationships that may impact PwC’s objectivity and independence and satisfied itself as to PwC’s independence. The Audit Committee confirmed that PwC’s provision of non-audit services to us did not impair their independence. The Audit Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (“SEC”). The Audit Committee also met with PwC independent of management.

Based on the reviews and discussions with management and PwC described above, the Audit Committee recommended to the Board of Directors that our financial statements as of and for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC. The Audit Committee also reappointed PwC as our independent auditors for 2026, which stockholders are being asked to ratify.

Audit Committee

Charles K. Stevens, Chair

Gary A. Coombe

Aine L. Denari

John C. Plant

Sandeep Reddy

MASCO 2026 | PART IV — AUDIT MATTERS

PRICEWATERHOUSECOOPERS LLP FEES

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by our independent registered public accounting firm, PwC, for the years ended December 31, 2025 and 2024 were (in millions):

	2025	2024

Audit Fees	$7.5	$7.5

Audit-Related Fees	0.4	0.2

Tax Fees	0.5	0.7

All Other Fees	—	—

Total	$8.4	$8.4

•

The Audit Fees for the years ended December 31, 2025 and 2024 were for services rendered for audits and quarterly reviews of our consolidated financial statements, audits of our internal controls over financial reporting, statutory audits, issuance of consents and assistance with review of documents filed with the SEC, and for recoverable expenses.

•

The Audit-Related Fees for the years ended December 31, 2025 and 2024 were for services rendered for reviews related to planned ERP implementations and compliance readiness and other assurance-related services.

•	The Tax Fees for the years ended December 31, 2025 and 2024 were for services related to tax compliance, transfer pricing services, tax consulting and tax planning services.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has established a policy requiring its annual review and pre-approval of all audit services and permitted non-audit services to be performed by PwC. Our Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by PwC that are not encompassed by our Audit Committee’s annual pre-approval. Our Audit Committee has delegated to our Audit Committee Chair the approval authority, on a case-by-case basis, for services outside or in excess of our Audit Committee’s aggregate pre-approved levels, provided that the Audit Committee Chair shall report any such decisions to our Audit Committee at its next regular meeting. All of the services referred to in the table above for 2025 were pre-approved by our Audit Committee or our Audit Committee Chair and none of the services approved by our Audit Committee during 2025 were under the de minimis exception to pre-approval contained in the applicable rules of the SEC.

PART IV — AUDIT MATTERS | MASCO 2026

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee is responsible for the appointment, remuneration, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. As part of its oversight, our Audit Committee and its Chair review and evaluate our lead audit engagement partner and participate in the selection of the new lead audit engagement partner in conjunction with the mandated rotation of that partner.

Our Audit Committee has selected the independent registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to audit our financial statements for the year 2026. We have retained PwC (or its predecessor) as our independent auditor since 1959, and our Audit Committee believes that the continued retention of PwC to serve as our independent auditor is in the best interests of our Company and our stockholders.

Representatives of PwC will be present at our Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions. If the selection of PwC is not ratified, our Audit Committee will consider selecting another independent registered public accounting firm as our independent auditors.

Our Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors for the year 2026.

The affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for the ratification of the selection of independent auditors. Abstentions are not counted as votes cast, and therefore do not affect the ratification of the selection of independent auditors. Broker non-votes are not applicable with respect to this proposal.

MASCO 2026 | PART V — EXECUTIVE OFFICERS AND BENEFICIAL OWNERSHIP

EXECUTIVE OFFICERS

Our Board of Directors elects our executive officers annually. Our current executive officers are listed below.

Name	Position	Age	Executive Officer Since

Jonathon J. Nudi	President and Chief Executive Officer	55	2025

Kenneth G. Cole	Vice President, General Counsel and Secretary	60	2013

Richard A. Marshall	Vice President, Masco Operating System	66	2021

Jai Shah	Group President	59	2018

Jennifer A. Stone	Vice President, Chief Human Resource Officer	55	2026

Richard J. Westenberg	Vice President, Chief Financial Officer and Treasurer	52	2023

Jonathon J. Nudi: Mr. Nudi was elected President and Chief Executive Officer in 2025. His experience is described above in “Class I Directors (Term Expiring at the Annual Meeting in 2028).”

Kenneth G. Cole: Mr. Cole was elected Vice President, General Counsel and Secretary in 2013. Mr. Cole joined us in 2004 and has held positions of increasing responsibility in our legal department, serving as Senior Assistant General Counsel and Director of Commercial Legal Affairs prior to being elected to his current position.

Richard A. Marshall: Mr. Marshall was elected Vice President, Masco Operating System in 2021 after serving as Vice President, Service Operations at Delta Faucet Company with responsibility for global manufacturing, supply chain and customer service since 2003.

Jai Shah: Mr. Shah was elected Group President in 2018. Prior to this election, he served as the President of Delta Faucet Company, from 2014 to 2018. He previously served as the Vice President—Chief Human Resource Officer of Masco Corporation (2012-2014), Vice President Finance—Retail/Wholesale Platform since 2008, as a Group Vice President from 2007 to 2008, and as our Vice President—Strategic Planning from 2005 to 2007.

Jennifer A. Stone: Ms. Stone was elected Vice President, Chief Human Resource Officer in January 2026. Ms. Stone was previously employed at Owens & Minor, Inc., where she served as Executive Vice President and Chief Human Resources Officer since 2024. Prior to Owens & Minor, Ms. Stone was employed by Medtronic as their Vice President Human Resources, Medical Surgical Portfolio, Surgical Operating Unit from 2022-2024 and as their Vice President Human Resources from 2018-2022.

Richard J. Westenberg: Mr. Westenberg was elected Vice President, Chief Financial Officer in 2023 and as our Treasurer, effective April 1, 2024. Mr. Westenberg was previously employed at General Motors Company, where he served as the Vice President and Chief Financial Officer of General Motors North America since 2022, Vice President, Finance and Chief Financial Officer of SAIC-General Motors from 2018-2021, and Corporate Treasurer of General Motors Company from 2017-2018.

PART V — EXECUTIVE OFFICERS AND BENEFICIAL OWNERSHIP | MASCO 2026

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of our common stock as of December 31, 2025 by (i) each of our directors and director nominees, (ii) each executive officer included in the 2025 Summary Compensation Table, (iii) all of our directors and executive officers as a group (17 individuals), and (iv) all persons whom we know to be beneficial owners of more than five percent of our common stock. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

Name	Shares of Common Stock Beneficially Owned (a)	Percentage of Voting Power Beneficially Owned

Imran Ahmad	21,780	*

Mark R. Alexander	15,245	*

Keith J. Allman	359,957	*

Kenneth G. Cole	234,131	*

Gary A. Coombe	—	*

Aine L. Denari	4,782	*

Marie A. Ffolkes	16,293	*

Jonathon J. Nudi	7,426	*

Christopher A. O’Herlihy	43,542	*

Lisa A. Payne	26,927	*

John C. Plant	42,350	*

Sandeep Reddy	1,636	*

Jai Shah	154,547	*

Charles K. Stevens	9,866	*

Richard J. Westenberg	47,362	*

All directors and executive officers of Masco as a group	1,121,375	*

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	16,512,936	7.4%

Harris Associates LP 111 South Wacker Drive, Suite 4600, Chicago, IL 60606	11,501,911	5.5%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	27,092,099	12.8%

*Less than one percent.

Shares of Common Stock Beneficially Owned (column a): The amounts reported in this column include:

•

For Mr. Ahmad, 30 shares are held in a registered retirement savings plan. Mr. Ahmad concluded service as our Group President on December 31, 2025, at which time his unvested equity awards were forfeited.

•

For Mr. Allman, the number of vested shares directly owned included in this column are as of the date he concluded service as our President and Chief Executive Officer. 100,587 shares are held in a trust.

•	For Ms. Payne, 3,935 shares are held in a trust.

•

Based on a Schedule 13G filed with the SEC on January 26, 2024, on December 31, 2023 BlackRock, Inc. (through certain of its subsidiaries) beneficially owned 16,512,936 shares of our common stock, with sole voting power over 14,972,205 shares and sole dispositive power over all the shares.

MASCO 2026
|

PART V — EXECUTIVE OFFICERS AND BENEFICIAL OWNERSHIP

•
Based on Schedule 13G filed with the SEC on February 17, 2026, on December 31, 2025, Harris Associates LP and Harris Associates, Inc. beneficially owned 11,501,911 shares of our common stock, with sole voting power over 11,188,017 shares and sole dispositive power all the shares.

•
Based on a Schedule 13G filed with the SEC on April 30, 2025, on March 31, 2025, The Vanguard Group beneficially owned 27,092,099 shares of our common stock, with sole voting power over none of the shares and shared voting power over 263,291 shares, and sole dispositive power over 26,088,965 shares and shared dispositive power over 1,003,134 shares.

•
Shares that may be acquired on or before March 1, 2026 upon the vesting of restricted stock units
and the exercise of stock options/SAR, as reflected in the table below. Holders do not have voting or investment power over unvested restricted stock units or unexercised stock option shares.

Name	Shares that may be acquired on or before March 1, 2026 upon vesting of restricted stock units	Shares that may be acquired on or before March 1, 2026 upon exercise of stock options/SAR

Imran Ahmad	—	20,053

Mark R. Alexander	—	—

Keith J. Allman	25,249	234,121

Kenneth G. Cole	4,207	199,593

Gary A. Coombe	—	—

Aine L. Denari	—	—

Marie A. Ffolkes	—	—

Jonathon J. Nudi	—	—

Christopher A. O’Herlihy	—	—

Lisa A. Payne	—	—

John C. Plant	—	—

Sandeep Reddy	—	—

Jai Shah	4,740	141,693

Charles K. Stevens	—	—

Richard J. Westenberg	14,949	24,319

All current directors and executive officers of Masco as a group	54,334	717,511
INSIDER TRADING POLICIES AND PROCEDURES
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities. A full copy of our insider trading policy is attached as an exhibit to our Annual Report on Form
10-K.

PART VI — OTHER PROPOSALS | MASCO 2026

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW

Overview

Our Board of Directors has approved and declared advisable, and recommends that our stockholders approve, amendments to our Restated Certificate of Incorporation (the “Certificate”) to limit the liability of certain of our officers in certain circumstances as permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The proposed amendments also simplify the existing exculpation provision for directors of the Company set forth in Article Fourteenth of the Certificate by referring to the DGCL instead of specifying each instance where exculpation for directors is currently not available under the DGCL. As such, the current exculpation protections available to our directors remain substantively unchanged as a result of the proposed amendments. In addition, similar to what is already provided for directors in Article Fourteenth, the proposed amendment provides that if the DGCL is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by law, as so amended.

Background

Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article Fourteenth of the Certificate already eliminates the monetary liability of directors to the fullest extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain senior corporate officers. Consistent with Section 102(b)(7), the proposed amendments would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim. Like the provision limiting the monetary liability of directors, the DGCL does not permit the elimination of liability of these officers for any breach of their duty of loyalty to us or our shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL also does not permit the limitation of monetary liability of these officers in any action by the Company or brought on behalf of the Company.

Reasons for the Proposed Amendment

Our Corporate Governance and Nominating Committee and our Board have carefully considered the merits of limiting the liability of officers as permitted by the DGCL. The proposed amendments would mitigate the risk of personal financial liability as a result of an unintentional misstep and help attract and retain officers, while keeping narrow the type of claims for which officers may be exculpated from liability. After weighing these considerations, our Board (acting on the recommendation of our Corporate Governance and Nominating Committee) has determined that it is in the best interests of the Company and our stockholders to adopt proposed amendments to the Certificate to limit the liability of officers as permitted by law, and recommends that stockholders approve these amendments.

The text of the proposed amendments to the Certificate, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix A. This summary is qualified in its entirety by reference to Appendix A.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class. Abstentions and broker non-votes have the same effect as “against” votes.

MASCO 2026 | PART VI — OTHER PROPOSALS

If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. The approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the amendments and not implement them at any time before they become effective. If the proposal is not approved by the Company’s stockholders, Article Fourteenth will remain unchanged, our officers will not be entitled to exculpation under the DGCL.

Our Board recommends a vote FOR the proposal to amend our Certificate to limit the liability of officers as permitted by law.

PART VI — OTHER PROPOSALS | MASCO 2026

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO MOVE THE ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS TO THE COMPANY’S BYLAWS AND AMEND THE ADVANCE NOTICE PERIODS

Overview

Our Board of Directors has approved and declared advisable, and recommends that the Company’s stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate”) to remove Article Seventh(b) of the Certificate, which contains requirements for advance notice of stockholder nominations, from the Certificate. If the stockholders approve this proposal, the Board intends to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) to amend the advance notice requirements for stockholder nominations to align the timing and informational requirements for advance notice of stockholder nominations of directors with those for a stockholder notice of other proposed business in the Bylaws.

Background

Article Seventh(b) of the Certificate currently contains advance notice provisions that require stockholders intending to nominate one or more persons for election as directors at a meeting of stockholders called for such purpose. Such stockholders must provide the Company with advance notice of their nomination (i) in the case of an annual meeting, no later than 45 days in advance of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, and (ii) in the case of a special meeting of stockholders at which directors are to be elected, no later than seven days following the day on which notice of such meeting is first given to stockholders (the “advance notice periods”). Article Seventh(b) of the Certificate also requires that the notice contain specified information about the stockholder making the nomination and the nominee (the “Information Requirements”).

Our Board believes that it is in the best interest of stockholders to have all of the provisions regarding the process, procedures and requirements for stockholder nominations in the Bylaws, by deleting Article Seventh(b) of the Certificate.

The Bylaws currently set forth additional provisions regarding the process, procedures and requirements for stockholder nominations. If this proposal is approved by the stockholders, the Board intends to amend the Bylaws to (i) change the advance notice periods as described below, and (ii) include the Information Requirements currently in Article Seventh (b) of the Certificate in substantially similar form, so that all of the provisions with respect to stockholder nominations are in the same governing document.

The Board intends to revise the advance notice periods so that they are (i) for annual meetings, not later than the 90th day, nor earlier than the 120th day, of the anniversary date of the prior year’s annual meeting, and (ii) for special meetings, not later than the 90th day, nor earlier than the 120th day, prior to such special meeting, or 10 days following the public announcement of the date of the special meeting at which directors are to be elected.

Reasons for the Proposed Amendment

Our Corporate Governance and Nominating Committee and our Board have carefully considered the merits of this proposal and believe that the proposed amendment appropriately balances the interests of stockholders wishing to make nominations with the Company’s obligation to provide stockholders with the information necessary to consider those proposed nominations, is consistent with the practices at other companies and would streamline and make more easily identifiable to stockholders the process, procedures and requirements to make stockholders nominations.

MASCO 2026 | PART VI — OTHER PROPOSALS

The revisions to the advance notice provisions in our Bylaws that our Board will adopt following stockholder approval of this proposal would allow our Board the requisite time to properly evaluate nominations, including compliance with the Bylaws and the qualifications of the nominee, necessary for our Board to properly evaluate the nomination. Our Board believes that the changes are consistent with market practice and would align the time periods for making stockholder nominations with the time periods for proposing other business at the Company’s annual meetings.

After weighing these considerations, our Board (acting on the recommendation of our Corporate Governance and Nominating Committee) has determined that it is in the best interests of the Company and its stockholders to adopt the proposed amendment to the Certificate to remove Article Seventh(b) from the Certificate.

The text of the proposed amendment to the Certificate, with proposed deletions reflected by “strike-through” text, is set forth in Appendix B. This summary is qualified in its entirety by reference to Appendix B.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class. Abstentions and broker non-votes have the same effect as “against” votes.

If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendment corresponding to this proposal, which will become effective upon filing. In addition, if this proposal is approved by the stockholders, the Board intends to amend the Bylaws to (i) revise the time periods for submitting a stockholder notice of nomination under the advance notice provisions as described above, and (ii) include the Information Requirements currently in Article Seventh(b) of the Certificate in substantially similar form. The approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the amendment and not implement it at any time before it becomes effective. If the proposal is not approved by the Company’s stockholders, Article Seventh will remain unchanged.

Our Board recommends a vote FOR this proposal to amend our Certificate to remove the advance notice provision from the Certificate.

PART VI — OTHER PROPOSALS | MASCO 2026

PROPOSAL 6: AMEND THE CERTIFICATE OF INCORPORATION TO ENABLE ADOPTION OF SHAREHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

Overview

Our Board of Directors has approved, adopted and declared advisable, and recommends that our stockholders approve, amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) to enable adoption of a shareholders’ right to call special meetings of shareholders.

Background

Article Eighth of our Certificate currently does not permit our shareholders to call a special meeting of shareholders, and limits that right to the Chair of the Board, the President or a majority of the Board of Directors. The Company received a shareholder proposal requesting that the Company adopt the ability for shareholders’ owning 10% or more of the outstanding shares of common stock to call special meetings of shareholders (Proposal 7).

In response to the shareholder proposal and as part of our Board’s continuing review of our corporate governance practices, our Board has determined that it is in the best interest of the Company and its shareholders to recommend that shareholders approve an amendment to the provision in Article Eighth to enable adoption of a shareholders’ right to call special meetings of shareholders (the “Special Meeting Charter Amendment”). Contingent on the approval and adoption of the Special Meeting Charter Amendment, our Board will approve amendments to the Company’s Bylaws (the “Special Meeting Bylaw Amendment”) to give shareholders owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote, who have owned such shares continuously for at least one year prior to making the request, the ability to request that our Board call a special meeting of shareholders, so long as they comply with the information, procedural and other requirements set forth in the Special Meeting Bylaw Amendment, as provided in Appendix C to this proxy statement and as summarized below.

Reasons for the Proposed Amendment

Amending Article Eighth of the Certificate together with the anticipated revisions to our Bylaws implementing the right for shareholders owning 25% or more of the voting power of our outstanding common stock entitled to vote, who have owned such shares continuously for at least one year prior to making the request, to call a special meeting of the shareholders, would meaningfully enhance shareholder rights. Our Board believes that requiring shareholders to own at least 25% of the voting power of our outstanding common stock entitled to vote, who have owned such shares for at least a year, would strike a reasonable and acceptable balance between permitting shareholders to request that our Board call special meetings and ensuring that special meetings are held only when supported by a meaningful proportion of our shareholders. Special meetings involve significant time and expense for Board and management, and at least 25% of such shareholders should support the need to convene a special meeting to indicate that need for special meeting is not the result of unduly narrow issues, and is deemed critical by a meaningful group of our shareholders.

In light of these considerations, and based on the recommendation of our Corporate Governance and Nominating Committee, our Board has approved, and recommends that the Company’s shareholders approve and adopt, the Special Meeting Charter Amendment.

The right of shareholders to request that the Company call special meetings would be subject to the notice, information and other requirements set forth in the Special Meeting Bylaw Amendment. The Board believes these notice and information requirements, which are similar to those commonly adopted by other companies, are important to avoid inappropriate, duplicative and/or unnecessary special meetings. If this Proposal 6 is adopted, the Special Meeting Bylaw Amendment would provide, in part, that:

•

Shareholders who own at least 25% of the voting power of the outstanding shares of common stock of the Company entitled to vote, and have owned that amount of common stock in a net long position continuously for at least one year, may request that the Board call a special meeting of shareholders. (Article I, Section 1.02(A)(1)).

MASCO 2026 | PART VI — OTHER PROPOSALS

•

Shareholders requesting a special meeting must furnish, among other items, information that is the same as would be required when shareholders seek to nominate a candidate for director or propose other business to be brought before a meeting of shareholders under the Bylaws. (Article I, Section 1.06(C))

•

The Company will not be required to call a special meeting of shareholders if the special meeting request (i) does not comply with the Bylaw related to special meetings; (ii) relates to an item of business that is not a proper matter for shareholder action under applicable law; (iii) is received during certain time periods; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a shareholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act. (Article I, Section 1.02(G))

The foregoing description of the amendment to the Certificate of Incorporation pursuant to this proposal is qualified in its entirety by reference to the full text of Appendix C. Appendix C also includes the amendments to the Company’s Bylaws that would become effective upon the effectiveness of the amendments contemplated by this Proposal 6.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote on the matter. Abstentions and broker non-votes have the same effect as “against” votes.

If the stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendment corresponding to this proposal, which will become effective upon filing. If this proposal is not approved by our shareholders, the amendments will not be implemented. In addition, if this proposal is approved by the stockholders, the Board intends to amend the Bylaws as described in this Proposal and as set forth in Appendix C. Our Board retains the discretion to abandon these amendments and not implement them at any time before they becomes effective.

Our Board recommends a vote FOR the proposal to amend our Certificate to enable adoption of a shareholders’ right to call a special meeting of shareholders.

PART VI — OTHER PROPOSALS | MASCO 2026

PROPOSAL 7—GIVE SHAREHOLDERS AN ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 100 shares of Masco Corporation’s Common Stock, has submitted the following proposal and supporting statement for inclusion in our Proxy Statement for the 2026 Annual Meeting, which we have set forth verbatim:

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.

This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.

There is no concern that allowing 10% of shares to call for a special shareholder meeting, as called for in this proposal, is too easy. It is almost unheard of for any special shareholder meeting, called for by shareholders, to ever occur at any company even though a significant number of companies allow 10% of shareholders to call for a special shareholder meeting.

In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.

To guard against the Masco Board of Directors and management becoming complacent Masco shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when Masco underperforms. If Masco directors and management know that Masco shareholders can call a special shareholder meeting they will be incentivized to perform better.

Now could be a ripe time for this proposal since challenging news reports regarding Masco emerged in 2025.

For both Q1 and Q3 2025, Masco’s adjusted earnings per share (EPS) and net sales fell short of Wall Street analysts’ consensus estimates.

Masco faced significant cost pressures from higher-than-anticipated tariffs on certain imported goods from China, with the expected annualized impact for 2025 increasing throughout the year. Masco noted the difficulty of fully mitigating these costs in the near term.

The Decorative Architectural Products segment experienced a significant decline in sales (down 12% in Q3), and the do-it-yourself (DIY) paint market saw continued softness due to cautious consumer reaction and low existing home turnover.

The financial misses and lowered guidance led to a negative market reaction, with Masco stock price declining following the Q3 earnings announcement.

Please vote yes:

Give Shareholders an Ability to Call for a Special Shareholder Meeting-Proposal 7

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL 7—GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING

Our Board has evaluated the proposal and, for the reasons described below, recommends AGAINST the shareholder proposal, because our Board has proposed providing shareholders with the ability to call special meetings at a 25% ownership threshold instead.

MASCO 2026 | PART VI — OTHER PROPOSALS

The Board Has Proposed Providing Shareholders With the Ability To Call Special Meetings At a 25% Ownership Threshold Instead

After a review of corporate governance practices, and consistent with its strong commitment to the consideration of shareholder views, our Board recognizes that providing shareholders the ability to call special meetings is viewed by some shareholders as an important right. However, the Board believes that the 10% ownership threshold for calling a special meeting in the shareholder proposal is not in the best interests of the Company.

Instead, our Board recommends in Proposal 6 that shareholders approve an amendment to the Company’s Certificate of Incorporation to enable shareholders owning at least 25% or more of the voting power of the outstanding shares of common stock entitled to vote, who have owned such shares continuously for at least one year prior to making the request, to call special meetings. Our Board believes this strikes an appropriate balance between providing a meaningful number of shareholders with the ability to call special meetings to raise issues in between annual meetings and the necessary distraction of time and resources needed for management to devote to these requests. For a detailed discussion of this management proposal, see Proposal 6 of this proxy statement.

Our Board believes a 25% threshold provides an attainable right to call a special meeting while ensuring that a reasonable number of shareholders consider a matter important enough to merit such a meeting, in light of the burdens on the Company. While the right to call special meetings is important in providing an avenue to resolve extraordinary matters that cannot wait until the next annual meeting to be addressed, special meetings are costly and burdensome for management and our Board. Permitting shareholders with only 10% of our common stock with this right could lead to a small group of shareholders using this unusual mechanism to serve narrow interests, without providing any corresponding benefit to the Company and our shareholders as a whole.

As of 2025, a 25% special meeting ownership threshold is most commonly adopted by S&P 500 companies that provide shareholders with the right to call special meetings. Additionally, the rules governing companies listed on the NYSE and incorporated under Delaware law already require us to submit certain matters to a vote of shareholders for approval at shareholder meetings, such as director elections, say-on-pay votes, shareholder proposals, mergers, large share issuances and the adoption of equity-based compensation plans.

Given the Company’s proposal to enable the adoption of a shareholder special meeting right with a 25% ownership threshold, our Board believes that this proposal is unnecessary and not in the best interests of the Company and its shareholders.

OUR BOARD RECOMMENDS A VOTE “AGAINST” SHAREHOLDER PROPOSAL 7—GIVE SHAREHOLDERS THE ABILITY TO CALL FOR A SPECIAL SHAREHOLDER MEETING.

The affirmative vote of a majority of votes cast by the holders of shares entitled to vote thereon is required for the approval, on an advisory and non-binding basis, of Proposal 7. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the vote on this proposal.

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MASCO 2026 | PART VII — GENERAL INFORMATION

2026 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Masco Corporation is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders of Masco Corporation to be held virtually on Friday, May 8, 2026 at 8:30 a.m. Eastern Time, and at any adjournment or postponement of the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed or otherwise made available to stockholders on or about April 10, 2026. We are concurrently mailing to stockholders a copy of our 2025 Annual Report to Stockholders, which includes our Form 10-K for the year ended December 31, 2025.

Who is entitled to vote at the Annual Meeting?

Our Board established the close of business on March 13, 2026 as the record date to determine the stockholders entitled to receive a notice of, and to vote at, our Annual Meeting or an adjournment or postponement of the meeting. On the record date, there were 202,913,475 shares of our common stock, $1 par value, outstanding and entitled to vote. Each share of our common stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the persons named as proxy holders in accordance with the instructions given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

•	FOR each director nominee;

•	FOR the approval of the compensation paid to our named executive officers;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for 2026

•	FOR the approval of management Proposals 4, 5 and 6, each to amend certain provisions of our Certificate of Incorporation; and

•	AGAINST Proposal 7—Give Shareholders an Ability to Call for a Special Shareholder Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our registrar and transfer agent, Computershare, you are the “record holder” of those shares. If you are a record holder, we have provided these proxy materials directly to you.

If your shares are held in a stock brokerage account, or with a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by your bank or broker. As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

What is a broker non-vote?

If your shares are held in “street name” through a bank, broker or other nominee, you must provide voting instructions to that organization. If you do not provide voting instructions, the organization may vote in its discretion on routine proposals, but not on non-routine proposals, resulting in a “broker non-vote” for those non-routine proposals. Only our Proposal 3, Ratification of Selection of Independent Auditors, is a routine proposal.

PART VII — GENERAL INFORMATION | MASCO 2026

How are abstentions and broker non-votes treated?

Abstentions are not counted as votes cast with respect to Proposals 1, 2, 3 and 7 and therefore do not have an effect on the outcome of those Proposals. Abstentions have the same effect as “against” votes with respect to Proposals 4, 5 and 6.

Broker non-votes are not counted as votes cast with respect to Proposals 1, 2 and 7 and therefore do not have an effect on the outcome of those Proposals. Broker non-votes have the same effect as “against” votes with respect to Proposals 4, 5 and 6. Broker non-votes are not applicable to Proposal 3 because it is a routine proposal and there will not be any broker non-votes for that proposal.

What constitutes a quorum?

To conduct business at our Annual Meeting, we must have a quorum of stockholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the record date, are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum.

How can I submit my vote?

There are four methods you can use to vote: by internet, by telephone, by mail or at the meeting. Submitting your proxy by internet, telephone or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting at the meeting, your vote must be received by 11:59 p.m. Eastern Time on May 7, 2026.

Method	Record Holder	Beneficial Owner

Internet	Have your proxy card available and log on to www.proxyvote.com.	If your bank or broker makes this method available, the instructions will be included with the proxy materials.

Telephone	Have your proxy card available and call (800) 690-6903 from a touchtone telephone anywhere (toll free only in the United States).	If your bank or broker makes this method available, the instructions will be included with the proxy materials.

Mail	Mark, date, sign and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.	Mark, date, sign and promptly mail the voting instruction form provided by your bank or broker in the postage-paid envelope provided for mailing in the United States.

At The Meeting	You may vote by ballot at the Annual Meeting.	You may vote by ballot at the Annual Meeting.

How many votes are needed for each proposal to pass?

Proposal 1: our Bylaws provide that, in uncontested elections, directors are elected if the majority of votes cast for each nominee exceed the votes cast against such nominee. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the election. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director nominee will provide to us an irrevocable resignation if the majority of the votes cast are against him or her. The resignation will be effective within 90 days after the election results are certified, if our Board (excluding nominees who did not receive a majority of votes for their election) accepts the resignation, which it intends to do in the absence of a compelling reason otherwise.

Proposal 2: the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for the approval. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the vote on this proposal.

Proposal 3: the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for the ratification of the selection of independent auditors. Abstentions are not counted as votes cast, and therefore do not affect the ratification of the selection of independent auditors. Broker non-votes are not applicable with respect to this proposal.

Proposals 4, 5 and 6: the affirmative vote of the holders of a majority of all outstanding shares of common stock of the Company entitled to vote thereon is required for the approval of each of these proposals. Abstentions and broker non-votes have the same effect as “against” votes with respect to each of these proposals.

MASCO 2026 | PART VII — GENERAL INFORMATION

Proposal 7: the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon is required for the approval, on an advisory and non-binding basis. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the vote on this proposal.

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares “FOR” the election of the director nominees listed in Proposal 1, “FOR” Proposals 2, 3, 4, 5 and 6 and “AGAINST” Proposal 7. The proxy holders may determine in their discretion the vote with respect to any other matters properly presented for a vote at the meeting.

Is my proxy revocable?

You may revoke your proxy before it is exercised at the Annual Meeting, by timely delivering a subsequent proxy or by notifying us in writing of such revocation to the attention of Kenneth G. Cole, Secretary, at 17450 College Parkway, Livonia, Michigan 48152 before your proxy is voted. Unless you revoke your proxy at the meeting, your revocation must be received by 11:59 p.m. Eastern Time on May 7, 2026.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

We are paying the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies. Our executive officers and other employees may solicit proxies, without additional compensation, personally and by telephone and other means of communication. In addition, we have retained Sodali & Co, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $17,500, plus expenses. If you have questions about voting your shares, you may call Sodali & Co, at (877) 787-9239 (for individual stockholders) or (203) 658-9400 (for banks and brokerage firms). We will reimburse brokers and other persons holding our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Messrs. Nudi and Cole, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our director nominees is not available as a candidate, Messrs. Nudi and Cole may vote your shares for another candidate (or candidates) who may be nominated by the Board, or the Board may reduce its size.

What is “householding” and how does it affect me?

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as “householding,” reduces the amount of duplicate information that stockholders receive and lowers our printing and mailing costs.

We have been notified that certain intermediaries will use householding for our proxy materials and our 2025 Annual Report. Therefore, only one proxy statement and 2025 Annual Report may have been delivered to your address if multiple stockholders share that address. Stockholders who wish to opt out of this procedure and receive separate copies of the proxy statement and annual report in the future, or stockholders who are receiving multiple copies and would like to receive only one copy, should contact their bank, broker or other nominee or us at the address and telephone number below.

We will promptly send a separate copy of the proxy statement for the Annual Meeting or 2025 Annual Report if you send your request to webmaster@mascohq.com, call our Investor Relations Department at (313) 792-5500, or if you write to Investor Relations, Masco Corporation, 17450 College Parkway, Livonia, Michigan 48152.

Our Website

We maintain a website at www.masco.com. The information on our website is not a part of this proxy statement, and it is not incorporated into this proxy statement or any other filings we make with the SEC.

PART VII — GENERAL INFORMATION | MASCO 2026

2027 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be considered at our 2027 Annual Meeting, you must comply with the following procedures. Any communication to be made to our Secretary as described below should be sent to: Kenneth G. Cole, Secretary, Masco Corporation, 17450 College Parkway, Livonia, Michigan 48152.

PROXY STATEMENT PROPOSAL

If you intend to present proposals to be included in our proxy statement for our 2027 Annual Meeting, you must give written notice of your intent to our Secretary on or before December 11, 2026. The proposals must comply with SEC regulations under Rule 14a-8 for including stockholder proposals in a company’s materials.

MATTER FOR ANNUAL MEETING AGENDA

If you intend to bring a matter before next year’s meeting, other than by submitting a proposal to be included in our proxy statement, we must receive notice in accordance with our Bylaws, which state that our Secretary must receive your notice no earlier than January 8, 2027 and no later than February 7, 2027. For each matter you intend to bring before the meeting, your proposal must be in compliance with all of the requirements in our Bylaws.

DIRECTOR CANDIDATE NOMINATION

At our 2026 Annual Meeting, we are proposing an amendment to our Certificate of Incorporation to remove the advance notice provisions related to shareholder nominations from our Certificate of Incorporation (Proposal 5). If approved, we intend to amend our Bylaws to amend the advance notice requirements for shareholder nominations to align the timing and informational requirements for advance notice of shareholder nominations of directors with those for a stockholder notice of other proposed business in the Bylaws.

To nominate director candidates for election to our Board at our 2027 Annual Meeting (but not for inclusion in our proxy statement), you must:

•

If Proposal 5 is approved by shareholders: deliver notice of such nomination to our Secretary no earlier than January 8, 2027 and no later than February 7, 2027 and the notice and nomination must be in compliance with all requirements in our Bylaws.

•

If Proposal 5 is not approved by shareholders: submit the information required by, and follow the deadline in, our Certificate of Incorporation and our Bylaws to our Secretary no later than February 24, 2027 and the nomination must be in compliance with all the requirements in our Bylaws.

In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, you must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to our Secretary by March 9, 2027. The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our Bylaws.

PROXY ACCESS DIRECTOR CANDIDATE NOMINATION

Our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement. The nominating stockholder or group of stockholders must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for our 2027 Annual Meeting must be received by our Secretary no earlier than November 11, 2026 and no later than December 11, 2026.

MASCO 2026 | PART VII — GENERAL INFORMATION

OTHER MATTERS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote the shares represented by the proxy in their discretion with respect to such matters.

By Order of the Board of Directors,

Kenneth G. Cole

Vice President, General Counsel and Secretary

Livonia, Michigan

April 10, 2026

APPENDIX | MASCO 2026

APPENDIX A — AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW

FOURTEENTH:

A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

~~A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article FOURTEENTH shall not increase the liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.~~

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APPENDIX | MASCO 2026

APPENDIX B — AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE ARTICLE SEVENTH(b), WHICH CONTAINS REQUIREMENTS FOR ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS

SEVENTH: ~~(b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stockholder’s intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Corporation’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include: (A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Corporation if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.~~

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APPENDIX | MASCO 2026

APPENDIX C — AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS TO ENABLE THE ADOPTION OF SHAREHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

Amendments to the Certificate of Incorporation:

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. ~~Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect directors.~~ Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article EIGHTH.

Amendments to the Bylaws:

Section 1.02. Special Meetings. ~~Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Corporation which shall have the right, voting separately by class or series, to elect Directors. Special meetings shall be held as shall be designated by resolution of the Board of Directors and set forth in the notice of such meeting, and the business transacted shall be confined to the purpose or purposes stated in the notice of the meeting.~~

(A) Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (1) the Chair of the Board, the President and Chief Executive Officer or a majority of the Board of Directors or (2) the Secretary, but only upon the written request of a stockholder or group of stockholders of record of the Corporation who own (as defined in Section 1.07 of these Bylaws), as of the close of business on the Stockholder Meeting Request Record Date (as defined in Section 1.02(B)), at least twenty five percent (25%) in the aggregate of the shares of common stock of the Corporation issued, outstanding and entitled to vote, who have owned that amount of common stock continuously for at least one year, and who have complied in full with all of the requirements set forth in the Certificate of Incorporation and these Bylaws (such request, a “Stockholder Meeting Request”).

(B) No stockholder or group of stockholders may submit a Stockholder Meeting Request unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (such date, a “Stockholder Meeting Request Record Date”) for the purpose of determining stockholders entitled to submit a Stockholder Meeting Request, which shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request shall (i) bear the signature and the date of signature by the stockholder of record submitting such request and (ii) include all information required to be set forth in a notice as set forth in Section 1.02(C), replacing “Stockholder Meeting Request” with “request for a Stockholder Meeting Request Record Date” and without regard to clause (3) of Section 1.02(C). Within ten (10) days after the Corporation receives a request to fix a Stockholder Meeting Request Record Date in compliance with this Section 1.02, the Board of Directors shall adopt a resolution fixing a Stockholder Meeting Request Record Date for the purpose of determining the stockholders entitled to submit a Stockholder Meeting Request, which date shall not precede the date upon which the resolution fixing the Stockholder Meeting Request Record Date is adopted by the Board of Directors. Notwithstanding anything to the contrary in this Section 1.02, no Stockholder Meeting Request Record Date shall be fixed if the Board of Directors determines that any Stockholder Meeting Request that would be submitted following such Stockholder Meeting Request Record Date could not comply with the requirements set forth in this Section 1.02.

(C) To be timely, a Stockholder Meeting Request must be delivered to the Secretary at the principal executive offices of the Corporation not later than sixty (60) days after the Stockholder Meeting Request Record Date. To be in proper form, a Stockholder Meeting Request must be in writing, must be signed and dated by the record holders (or their duly authorized agents) meeting the Holding Requirements (as defined below), must state the

MASCO 2026 | APPENDIX

purpose or purposes of the proposed meeting and must include all information and representations, to the extent appliable, that would be required to be included in a notice satisfying the requirements of Section 1.05 and/or Section 1.06 of these Bylaws, as applicable. In addition to the foregoing, a Stockholder Meeting Request must include (1) a representation that a stockholder submitting the Stockholder Meeting Request or a qualified representative (as defined in Section 1.05 of these Bylaws) thereof intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting, (2) an acknowledgment of the stockholder(s) submitting the Stockholder Meeting Request that any disposition by such stockholder(s) after the date of the Stockholder Meeting Request of any shares of the Corporation’s common stock shall be deemed a revocation of the Stockholder Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Holding Requirement (as defined below) has been satisfied, (3) documentary evidence that the ownership of common stock of the stockholders submitting a Stockholder Meeting Request complies with the amount, type and length of ownership requirements set forth in this Section 1.02 (the “Holding Requirement”) as of the Stockholder Meeting Request Record Date; provided, however, that if such stockholders are not the beneficial owners of the shares representing the Holding Requirement, then to be valid, the Stockholder Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Stockholder Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Stockholder Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Stockholder Meeting Request satisfy the Holding Requirement, and (4) a commitment by such stockholder(s) to continue to satisfy the Holding Requirement through the date of the requested special meeting of the stockholders and to notify the Corporation upon any disposition of any shares of common stock.

(D) In determining whether a special meeting of the stockholders has been requested by stockholders satisfying, in the aggregate, the Holding Requirement, multiple Stockholder Meeting Requests delivered to the Secretary will be considered together only if each such Stockholder Meeting Request (1) identifies substantially the same purpose or purposes of the special meeting of stockholders of the Corporation and substantially the same matters proposed to be acted on at the special meeting, as determined by the Board of Directors (which, if such purpose is the removal of one or more directors, will mean that each Stockholder Meeting Request includes an identical list of directors proposed to be removed at the special meeting), and (2) has been dated and delivered to the Secretary within sixty (60) days of the first date on which a Stockholder Meeting Request relating to such purpose or purposes is delivered to the Corporation.

(E) Each stockholder submitting a Stockholder Meeting Request shall further update and supplement the information previously provided to the Corporation in connection with the Stockholder Meeting Request so that it is true and correct (1) as of the Stockholder Meeting Request Record Date and (2) as of the date that is fifteen (15) days prior to the special meeting or any adjournment or postponement thereof, with such updated or supplemental information being delivered to the Secretary of the Corporation at its principal executive within five (5) business days after the date as of which the information is required to be updated or supplemented. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 1.02 shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(F) Any stockholder submitting a request for a Stockholder Meeting Request Record Date or a Stockholder Meeting Request may revoke such stockholder’s request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If, at any time after a Stockholder Meeting Request is delivered to the Corporation, the unrevoked requests from stockholders submitting a Stockholder Meeting Request (whether revocation is determined by specific written request or deemed revocation pursuant to clause (2) of paragraph C of this Section 1.02) do not satisfy the Holding Requirement applicable to the Stockholder Meeting Request, the Board of Directors may determine not to call the special meeting or may cancel the special meeting if already called. The stockholders submitting a Stockholder Meeting Request shall certify in writing to the Secretary on the day prior to the requested special meeting of stockholders as to whether such stockholders continue to satisfy the Holding Requirement.

(G) The Secretary shall not set a Stockholder Meeting Request Record Date or call a special meeting of stockholders of the Corporation in response to a Stockholder Meeting Request if (1) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request relates to an item of business that is not a proper

APPENDIX | MASCO 2026

subject for stockholder action under applicable law; (2) the Stockholder Meeting Request includes an item of business that did not appear in the request for a Stockholder Meeting Request Record Date; (3) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request is received during the period commencing ninety (90) days prior to the first anniversary of the annual meeting of stockholders for the immediately preceding annual meeting and ending on the date of the next annual meeting; (4) an identical or substantially similar item (as determined by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders of the Corporation held not more than twelve (12) months before the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request was received (provided that for purposes of this clause (4), an election of directors at any such meeting shall not be deemed to be a Similar Item with respect to a proposal to remove one or more directors); (5) the action relates to a removal of directors occurring at any time within ninety (90) days after any meeting of stockholders for the election of directors; (6) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before a meeting of stockholders of the Corporation that has been called prior to receipt of the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request but has not yet been held or that is called for a date within ninety (90) days after the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request is received; or (7) the request for a Stockholder Meeting Request Record Date or Stockholder Meeting Request was made in a manner that does not comply with the requirements of these Bylaws, including, without limitation, this Section 1.02, and the Certificate of Incorporation or that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

(H) If none of the stockholders submitting the Stockholder Meeting Request appears or sends a qualified representative to present the nomination and/or business to be presented for consideration as specified in the Stockholder Meeting Request, the Corporation need not present such nomination and/or business for a vote at the special meeting, notwithstanding that proxies in respect of such nomination and/or business may have been received by the Corporation.

(I) Only such business shall be conducted at a special meeting of stockholders as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nothing contained herein shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting of stockholders requested by stockholders.

(J) Special meetings of stockholders called pursuant to this Section 1.02 shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting called pursuant to a Stockholder Meeting Request shall not be held more than ninety (90) days after receipt by the Corporation of a valid Stockholder Meeting Request.

MASCO CORPORATION

17450 COLLEGE PARKWAY

LIVONIA, MI 48152

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, May 7, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MAS2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, May 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85788-P45118         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MASCO CORPORATION

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors.		For	Against	Abstain
Nominees:
	1a.	Gary A. Coombe	☐	☐	☐

	1b.	Aine L. Denari	☐	☐	☐

	1c.	Christopher A. O’Herlihy	☐	☐	☐

	1d.	Charles K. Stevens	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals 2, 3, 4, 5 and 6:			For	Against	Abstain
2.

To approve, by non-binding advisory vote, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related materials disclosed in the Proxy Statement.

			☐	☐	☐
3.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for 2026.		☐	☐	☐
4.	Consideration of a management proposal to approve the amendment of the Company Charter to limit liability of certain officers as permitted by law.		☐	☐	☐

		For	Against	Abstain
5.	Consideration of a management proposal to approve the amendment of the Company Charter to move the advance notice provisions for stockholder nominations to the Company’s Bylaws.	☐	☐	☐
6.	Consideration of a management proposal to approve the amendment of the Company Charter to enable adoption of shareholders’ right to call a special meeting of shareholders.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal 7:		For	Against	Abstain
7.	Consideration of stockholder proposal on shareholder right to call a special meeting.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other matters that may come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V85789-P45118

MASCO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2026

The undersigned stockholder(s) hereby appoint(s) Jonathon J. Nudi and Kenneth G. Cole, or either of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of MASCO CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at 8:30 A.M. Eastern Time on Friday, May 8, 2026, virtually at www.virtualshareholdermeeting.com/MAS2026, and any adjournment or postponement thereof, and to vote in their discretion on any other matters that may come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 , “FOR” PROPOSALS 2, 3, 4, 5 AND 6 AND “AGAINST” PROPOSAL 7.

The undersigned hereby acknowledge(s) prior receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 8, 2026, the Proxy Statement for the Annual Meeting and the 2025 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side